Exhibit 10.34

AMENDED AND RESTATED

FIRM CRUDE OIL GATHERING AND
TRANSPORTATION AGREEMENT

October 23, 2015

MONARCH OIL PIPELINE, LLC

“GATHERER”

AND

JONES ENERGY, LLC

“SHIPPER”

AMENDED AND RESTATED FIRM CRUDE OIL

GATHERING AND TRANSPORTATION AGREEMENT

This Amended and Restated Firm Crude Oil Gathering and Transportation Agreement (“Agreement”) is made and entered into this 23rd day of October, 2015 (“Effective Date”), by and between Monarch Oil Pipeline, LLC, a Delaware limited liability company (“Gatherer”) and Jones Energy, LLC, a Texas limited liability company (“Shipper”).  Gatherer and Shipper are sometimes referred to herein individually as a “Party” and collectively as, the “Parties.”

RECITALS

1.                                      Shipper and Gatherer have entered into the Firm Crude Oil Gathering and Transportation Agreement, dated as of September 26, 2014 (the “Original Agreement”).

2.                                      Shipper holds certain oil and gas leases located in Lipscomb and Hemphill Counties, Texas (as described on Exhibit A), and has Crude Oil production therefrom that it desires to have gathered by pipeline or received at truck unloading terminals by Gatherer.

3.                                      Shipper desires Gatherer to design, newly construct, own, maintain and operate various Crude Oil pipelines, automated truck unloading facilities, and other related facilities to be located in Lipscomb and Hemphill Counties, Texas for the purpose of receiving for the gathering and further handling on a firm basis of Shipper’s Crude Oil located in the South Lipscomb and Hemphill Areas.  The Parties have executed a Letter of Intent (“LOI”) dated April 10, 2014, whereby Shipper, in order to provide Gatherer and/or its Affiliates an incentive to build the facilities, agreed to dedicate Crude Oil production to Gatherer for pipeline gathering or truck transportation from the AOD, with such Dedication and AOD defined below in this Agreement.  Further, Shipper has the right to deliver hereunder Shipper’s Crude Oil production by truck receipts.  The total acreage dedicated to Gatherer and/or its affiliates is at least 30,000 acres for a term of ten (10) years.  Therefore, Shipper hereby agrees to serve as the Anchor Shipper so as to incent and enable Gatherer to invest the capital and resources in order commence the design, construction and operation of a new Crude Oil gathering pipeline, truck unloading facilities, and related facilities as set forth in the LOI.

4.                                      The Parties desire to amend and restate the Original Agreement in its entirety to read as set forth below.

AGREEMENT

In consideration of the mutual covenants, promises and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby amend and restate the Original Agreement in its entirety to read as follows:

ARTICLE I
DEFINITIONS

1.1                               The following capitalized terms used in this Agreement and the attached exhibits and schedules shall have the meaning set forth below:

“Actual Shipments” means the volumes of Crude Oil that originate at the Central Receipt Points (CRPs) and are ultimately delivered to the Delivery Point(s) for the account of Shipper.

“Affiliate” means any Person, corporation, partnership, limited partnership, limited liability company, or other legal entity, whether of a similar or dissimilar nature, which (i) controls, either directly or indirectly, a Party, or (ii) is controlled, either directly or indirectly, by such Party, or (iii) is controlled, either directly or indirectly, by a Person or entity which directly or indirectly controls such Party.  As used in this definition, “control” means the ownership of (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such entity, or fifty percent (50%) or more of the interests in such entity.

“Agreement” has the meaning set forth in the initial paragraph.

“Anchor Shipper” means any Person that agrees to be contractually bound to be the initial or first shipper of Crude Oil on the Facilities upon the completion of the construction or modification of the Facilities

“API Gravity” or “Gravity” means Gravity determined in accordance with the ASTM International (formerly known as the American Society for Testing and Materials) (“ASTM”) Designation D-287-82 or the latest revision thereof

“Applicable Law” means with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, governmental approval, concession, grant, franchise, license, agreement, directive, ruling, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation, construction or administration of any of the foregoing, by any Governmental Authority, in each case as amended.

“Area of Dedication” or “AOD” means the areas depicted on Exhibit B and described as: (i) “South Lipscomb” and located in Lipscomb County, Texas and a two-mile radius surrounding the South Lipscomb Area, (ii) “Hemphill” and located in Hemphill County, Texas, and a two-mile radius surrounding the Hemphill Area, and (iii) any part of the Area of Mutual Interest added to the Area of Dedication pursuant to Section 3.1.1; in each case, from which Shipper’s Crude Oil is dedicated to this Agreement.  Exhibit B shall be amended from time to time as agreed by the Parties.

“Area of Mutual Interest” or “AMI” means the areas depicted on Exhibit B.

“ASME” means American Society of Mechanical Engineers.

“ASTM” means ASTM International, formerly known as the American Society for Testing and Materials.

“Barrel” or “bbl” means forty-two (42) gallons of 231 cubic inches per gallon at 60 degrees Fahrenheit (60° F).

“BPD” means barrels per day.

“BS&W” means basic sediment, water and other impurities.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the State of Texas are permitted or required to close.

“Casey Station” has the meaning set forth in Section 2.1.2.

“Central Receipt Points” or “CRPs” means the inlet flange of Gatherer’s facilities at the receipt points located along the Gathering System for the purpose of receiving Shipper’s Crude Oil, Casey Station, Osborn Station, and any other points mutually agreed upon in the future at which Gatherer will receive Shipper’s Crude Oil.  Prior to the Commencement Date, each CRP shall be equipped with (i) automated communication equipment to allow for remote monitoring and control of Gathering System pumps at each such location and (ii) a LACT Unit. The CRPs are described on Exhibit C-1.

“Commencement Date” shall be the Facilities’ in-service date which shall be the first Day of the Month following the date Gatherer notifies Shipper that Gatherer has obtained all required operating permits and/or necessary regulatory approvals, that the required amounts of line and tank fill have been delivered by Shipper to Gatherer in accordance with Section 4.7 titled Line Fill and Tank Fill, and that the Facilities are operational to the extent necessary to commence commercial service with respect to the receipt, gathering, transportation, storage, handling and delivery of Crude Oil under this Agreement.

“Connection Timing Commitment” has the meaning set forth in Section 4.4.

“Crude Oil” means naturally occurring, unrefined petroleum product composed of hydrocarbon deposits of varying grades.

“Day” means a period of twenty-four (24) consecutive hours commencing at 00:00:01 Central Time.

“Dedicated Firm Shipper” means a Shipper that has (a) committed all Crude Oil production from at least 30,000 acres for a term of at least 10 years; and (b) entered into an Agreement with Gatherer prior to the Commencement Date.

“Dedication” means Shipper’s dedication, subject to Article III, to Monarch and/or its Affiliates, for the Term except and to the extent released hereunder, of all of Shipper’s recoverable Crude Oil or Shipper’s Affiliate’s recoverable Crude Oil produced from oil and gas wells located within the Area of Dedication in which Shipper or its Affiliates now or hereafter owns, controls, acquires, and has the right to sell, market (as such marketing rights may change from time to time), or otherwise dispose of and that is not subject to a Prior Dedication as of the Effective Date (or, for subsequently acquired interests within the Area of Dedication, that is not subject to a Prior Dedication as of the date of acquisition).  Shipper agrees that the entirety of Shipper’s Crude Oil subject to Shipper’s Dedication shall be delivered by Shipper to Monarch and/or its Affiliates either at the CRP(s) or at the automated truck unloading stations at the Casey Station where Monarch and/or its Affiliates shall receive the Crude Oil for its transportation in accordance with this Agreement.

“Delivery Point(s)” means the outlet flange of Gatherer’s facilities upstream of the interconnect with Valero at or near the Valero Piper Station in Lipscomb County, Texas, the outlet flange of Gatherer’s truck loading and unloading facilities at Osborn Station, and the outlet flange of Gatherer’s truck loading and unloading facilities at Casey Station and any other points mutually agreed upon in the future at which Gatherer will redeliver Shipper’s Crude Oil.  The Delivery Point(s) are described on Exhibit C-1.

“Disclosing Party” has the meaning set forth in Section 14.1.

“Effective Date” has the meaning set forth in the initial paragraph.

“Excess Volume” has the meaning set forth in Section 3.3.1.

“Expedited Temporary Release” has the meaning set forth in Section 3.1.3(a)ii.

“Expedited Temporary Release Period” has the meaning set forth in Section 3.1.3(a)ii.

“Extended Force Majeure Event” has the meaning set forth in Section 3.1.3(b).

“Facilities” means Gatherer’s facilities constituting the Gathering System, Casey Station, the Osborn Station, and Gatherer’s interconnection facilities with Valero’s facilities at or near the Valero Piper Station in Lipscomb County, Texas.

“Facilities Loss Allowance” shall mean the Facilities’ actual losses due to evaporation, measurement, or other losses in transit.

“Fee(s)” means, collectively, the Gathering Fee, the Priority Capacity Rate, the Treating Fee and Unloading and Transportation Fee, as applicable.

“Force Majeure” has the meaning set forth in Section 11.1.

“Gatherer” has the meaning set forth in the initial paragraph.

“Gathering Fee” has the meaning set forth in Section 5.1.1.

“Gathering System” has the meaning set forth in Section 2.1.1(a).

“Governmental Authority” means any court, government (federal, tribal, state, local, or foreign), department, political subdivision, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority.

“Governmental Authorizations” means any authorization, approval or permit from any national, regional, state, local or municipal government, or any political subdivision, agency, commission or authority thereof (including any maritime authorities, port authority or any quasi-governmental agency) having jurisdiction over a Party or its Affiliates, the Facilities or any of the activities contemplated by this Agreement pursuant to this Agreement.

“Hemphill Area” means the lands identified on Exhibit B as “Hemphill”.

“Initial CRP(s)” means the 120 CRPs identified in Exhibit C-1-A; provided that, for all purposes herein, each CRP identified on Exhibit C-1-A shall become an Initial CRP on or before the deadline date applicable to such CRP, as such date is set forth in the heading row of the table in which such CRP is identified on Exhibit C-1-A.

“Interruption” and “Curtailment” have the meaning set forth in Section 4.8.1.

“LACT Unit” means an oil industry standard lease automated custody transfer unit comprised of a Coriolis mass measurement meter and BS&W monitor, as well as other necessary controls.

“Line Fill” and “Tank Fill” means the static quantity of Crude Oil needed to occupy the physical space within the Facilities required for Facilities operations.

“LOI” has the meaning set forth in the second recital.

“Losses” means all losses, liabilities, damages, claims, demands, fines, penalties, costs, or expenses, including reasonable attorneys’ fees and court costs.

“Month” means a calendar month beginning at 12:01 am on the first day of the calendar month and ending at 12:01 am on the first day of the next calendar month.

“Notice(s)” has the meaning set forth in Section 13.1.

“Osborn Station” has the meaning set forth in Section 2.1.3.

“Party” or “Parties” has the meaning set forth in the initial paragraph.

“Person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership, trust, governmental authority or individual

“Primary Term” has the meaning set forth in Section 6.1.

“Priority Capacity” has the meaning set forth in Section 4.8.3.

“Priority Capacity Rate” has the meaning set forth in Section 5.1.2.

“Prior Dedication” has the meaning set forth in Section 3.1.2.

“Proration” has the meaning set forth in Gatherer’s Rules and Regulations.

“Prorationed Capacity” has the meaning set forth in Section 4.8.2.

“Quality Specifications” has the meaning set forth in Section 7.1.1.

“Receiving Facilities” has the meaning set forth in Section 7.1.1.

“RFP” means Shipper’s Updated Request for Proposal date February 13, 2014.

“RRC” means the Railroad Commission of Texas, or any successor agency.

“Rules and Regulations” has the meaning set forth in Section 12.2.

“Secondary Term” has the meaning set forth in 6.1.

“Shipper” includes the Party that executes the Agreement, and that Party’s heirs, successors, and assignees.

“Shipper’s Crude Oil” means the Crude Oil produced from oil and gas wells in which Shipper or its Affiliates owns or controls an interest and has the right to market.

“South Lipscomb Area” means the lands identified on Exhibit B as “South Lipscomb” and located in Lipscomb and Hemphill Counties, Texas.

“Subsequently Acquired Crude Oil” has the meaning set forth in Section 3.1.1(a).

“Temporary Release” has the meaning set forth in Section 3.1.3(a).

“Term” has the meaning set forth in Section 6.1.

“Third Party” means any Person not a Party or an Affiliate of a Party to this Agreement.

“Treating Fee” has the meaning set forth in Section 7.1(a)(3).

“Uneconomic” has the meaning set forth in Section 6.2.1.

“Unloading and Transportation Fee” has the meaning set forth in Section 5.1.1.

“Year” or “year” means any period consisting of 365 consecutive days, commencing and ending at 7:00 a.m., prevailing Central Time; provided that any year which contains the date of February 29 will consist of 366 consecutive days.

1.2                               Rules of Interpretation.

1.2.1                     Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

1.2.2                     As used herein, and in any certificate or other document made or delivered pursuant hereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iii) references to agreements or other contracts shall, unless otherwise specified, be deemed to refer to such agreements or contracts as amended, supplemented, restated or otherwise modified from time to time.

1.2.3                     The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

1.2.4                     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
CONSTRUCTION AND MAINTENANCE OF FACILITIES

2.1                               Construction of the Facilities.  Upon the Effective Date and subject to obtaining all required permits, consents, regulatory approval and rights-of-way, Gatherer will at its sole cost and expense engage in construction of the Facilities as follows:

2.1.1                     Gathering System.

(a)                                 Pipeline.  Gatherer will design, construct, own, operate and maintain crude oil pipelines (“Gathering System”) and related facilities in Lipscomb and Hemphill Counties, Texas to enable Gatherer to gather Shipper’s Crude Oil produced from the South Lipscomb Area at the CRPs to the Casey Station.  Gatherer will design, construct, own, operate and maintain a 4” crude oil pipeline to receive Shipper’s Crude Oil at the Casey Station and deliver it to the Delivery Point(s).  A map of the Gathering System is attached hereto as Exhibit C-1.

(b)                                 Central Receipt Points.  Gatherer shall design, construct, own, operate and maintain 120 CRPs “Initial CRPs” and any additional CRPs as required under the terms of the Agreement, the exact locations of which shall be determined by Shipper.  Shipper agrees to cause 480-volt electricity to be available at each CRP location. The CRPs are depicted on Exhibit C-1 and the flow diagram of a typical CRP installation is attached hereto as Exhibit C-2.

2.1.2                     Casey Station.  Gatherer will design, construct, own, operate and maintain a facility located at the terminus of the Gathering System in Section 161 in Lipscomb County, Texas (“Casey Station”), consisting of inlet meters (measuring all Crude Oil entering the Casey Station from the Gathering System), a minimum of four automated truck loading and unloading facilities, a minimum of 10,000 BPD of Crude Oil tank storage, vapor recovery equipment, and subject to the Parties mutually agreeing to a fee, a crude oil heater to be utilized as necessary in the event Crude Oil is delivered that does not meet the specifications herein.  The Casey Station flow diagram is attached hereto as Exhibit C-3.

2.1.3                     Osborn Station.  Gatherer will design, construct, own, operate and maintain a facility located at the terminus of the Gatherer’s Gathering System at or near the Valero Piper Station in Lipscomb County, Texas (“Osborn Station”), consisting of inlet meters (measuring all Crude Oil delivered to Valero Pipeline at the Valero Piper Station from the Gathering System), a minimum of two automated truck loading and unloading facilities with LACT measurement units, a minimum of 3,000 BPD of Crude Oil tank storage, vapor recovery equipment, and subject to the Parties mutually agreeing to a fee, a crude oil heater to be utilized as necessary in the event Crude Oil is delivered that does not meet the specifications herein. The Osborn Station flow diagram is attached hereto as Exhibit C-4.

2.2                               Maintenance and Other Operations.

2.2.1                     Gatherer shall have the exclusive responsibility, control and management over the operation, maintenance and repair of the Facilities.  Gatherer shall perform its obligations under this Agreement in a good and workmanlike manner, in its judgment as a reasonably prudent operator, and in conformity with the practices in the industry and particular circumstances operating in and around the South Lipscomb Area and Hemphill Area in Texas.

2.2.2                     Gatherer may interrupt its performance for a reasonable period of time for the purpose of making necessary or desirable inspections, alterations, and repairs (“Maintenance”) and Gatherer shall give Shipper reasonable Notice of its intention to suspend its performance, except in cases of emergency where such Notice is impracticable or in cases where the operations of Shipper will not be affected.  Gatherer shall endeavor to arrange such interruptions so as to inconvenience Shipper as little as possible.

2.2.3                     During any event(s) of Maintenance affecting Gatherer’s ability to transport Shipper’s Dedication for a period in excess of seven (7) consecutive Days, such Maintenance shall be deemed an Interruption and Curtailment event and Shipper shall be released from its obligation hereunder to deliver the Crude Oil Gatherer at the Receipt Point(s) pursuant to Section 3.1.3.

2.3                               Compliance with Laws — Construction.  Gatherer represents and warrants that the Facilities have been or will be constructed in a good and workmanlike manner and in compliance with all federal, state, tribal and local laws, ordinances, rules, regulations and orders of governmental authorities with jurisdiction over the Parties and/or Facilities, including compliance with Department of Transportation regulations regarding pipeline safety standards found at CFR Title 49 — Transportation, Subchapter D — Pipeline Safety, Part 195 — Transportation of hazardous Liquids by Pipeline.

2.4                               Sale of Gathering System Prior to Completion.  If Gatherer desires to sell the Gathering System to an unaffiliated third party prior to its completion, including through a change of control (excepting a public offering of equity or other ownership by Gatherer), Gatherer will require the new Gatherer of the Gathering System to assume Gatherer’s obligations under this Agreement, the LOI and the RFP, along with any agreed-to system plans and designs.

2.5                               Easements Rights-of-Way, And Third Party Well Connects.

2.5.1                     Easements and Rights-of-Way.  To the full extent of its rights to do so, Shipper hereby assigns and grants to Gatherer the necessary easements and rights-of-way, including surface locations, on and across the lands and leases associated with the Dedication hereunder for the purpose of installing, using, inspecting, repairing, operating, replacing, and removing Gatherer’s pipelines, meters, and other equipment used or useful in the performance of this Agreement.  Any property of Gatherer placed in or upon such lands shall remain the personal property of Gatherer, subject to removal of it at any time for any reason within a reasonable time after the termination of this Agreement.  Subject to any mineral or surface lease, or any other contractual obligations, Gatherer shall enjoy the rights of ingress and egress across the land and leases of Shipper for the purposes herein.

2.5.2                     Third Party Well Connects.  Gatherer shall have the right to connect Third Party well(s) to any lateral pipeline downstream of the CRPs, that Gatherer installs originally to connect one of Shipper’s well(s) hereunder and to commingle Third Party Crude Oil that meets the quality and other delivery requirements applicable to Shipper’s Crude Oil hereunder with Shipper’s Crude Oil in such pipeline.  Prior to connecting a Third Party well to any pipeline lateral installed originally to connect one of Shipper’s Wells, Gatherer shall determine the capacity of such pipeline lateral and will refrain from connecting the Third Party well to such lateral if the connection of the Crude Oil from such Third Party will cause a violation of a term or condition of this Agreement.

2.6                               Intrastate Common Carrier.  Gatherer will operate the Gathering System to the extent it provides service in intrastate commerce, as an intrastate common carrier oil pipeline as defined under Texas law.

2.7                               In Service Date.  Gatherer shall use commercially reasonable efforts to place the Facilities in service by November 1, 2015.  If the Gathering System is not in service by November 1, 2015, then Shipper shall have the right to contract for alternative transportation of Shipper’s Crude Oil for consecutive ninety (90) Day periods until such time as the Facilities are in service, provided that if the Facilities go in service during one such ninety (90) Day period, Shipper shall have no obligation to transport Shipper’s Crude Oil on the Facilities until the expiration of that ninety (90) Day period.

ARTICLE III
DEDICATION

3.1                               Shipper’s Dedication.  Shipper’s Crude Oil is dedicated hereunder as set forth in the definition of the term “Dedication” in Article I, Section 1.1, subject to the terms of this Article III.

3.1.1                     Addition to Dedication.

(a)         Subsequently Acquired Crude Oil.  If, after the Effective Date, Shipper acquires any right, title or interest in Crude Oil that is to be produced from any completed or future well in the Area of Mutual Interest, Shipper shall promptly give Gatherer written Notice identifying, for any and all such wells: Shipper’s right, title or interest in such Crude Oil (“Subsequently Acquired Crude Oil”); the location of the well; the well’s historical production or estimated future production; the estimated completion date for the well; and whether the Subsequently Acquired Crude Oil was acquired by Shipper subject to Prior Dedication.  If the Subsequently Acquired Crude Oil is subject to Prior Dedication, Shipper shall give Gatherer an additional written Notice no later than thirty (30) Days preceding the expiration or termination of the term of the Prior Dedication.

i.                  Beginning on the same Day Gatherer receives Notice of the Subsequently Acquired Crude Oil (or, for Subsequently Acquired Crude Oil subject to Prior Dedication, on the Day Gatherer receives the additional Notice preceding the expiration or termination of the term of the Prior Dedication), and for a period of thirty (30) Days thereafter, Gatherer shall have the option to include such Subsequently Acquired

Crude Oil to this Agreement for Pipeline Gathering Services; provided, however, that Gatherer shall have no right to exercise such option if either (A) the Gathering System does not have sufficient capacity available to provide firm service for the estimated future production of Crude Oil from the applicable well or (B) Shipper does not have an available market at the Delivery Point(s) for all such estimated future production of Crude Oil from the applicable well, provided that Shipper has exercised commercially reasonable efforts to obtain a market at the Delivery Point(s).

ii.               If Gatherer has the right to exercise such option, Gatherer must exercise such option by providing Shipper written Notice within the thirty (30) Day period set forth in Section 3.1.1(a)i.  In Gather’s Notice, Gatherer must provide to Shipper the date on which Gatherer expects to connect to the Gathering System the CRP(s) for such Subsequently Acquired Crude Oil.

iii.            If Gatherer exercises such option under this Section 3.1.1(a), then, effective immediately, this Agreement shall be deemed amended to include (A) to the Dedication, such Subsequently Acquired Crude Oil, (B) to the AOD, the lands subject to the leases (or other similar rights) in respect of such Subsequently Acquired Crude Oil, (C) the CRP(s) at which the Subsequently Acquired Crude Oil will be received by Gatherer, and (D) the Delivery Point(s) at which the Subsequently Acquired Crude Oil will be delivered by Gatherer.

iv.           Any wells added to the Dedication pursuant to this Section 3.1.1 will be subject to the Connection Timing Commitment as defined in Section 4.4.

v.              If the option expires or Gatherer declines to exercise the option as set forth in this Section 3.1.1(a) such Subsequently Acquired Crude Oil shall be permanently released from this Agreement and the lands subject to the lease(s) (or other similar rights) in respect of such Subsequently Acquired Crude Oil shall be removed and permanently excluded from the AMI and/or AOD, as applicable; provided that such release, removal and exclusion in respect of such Subsequently Acquired Crude Oil pursuant to this Section 3.1.1(a)v. does not affect either Party’s rights in respect of any other Subsequently Acquired Crude Oil.

(b)         Future Expansions.  Subject to Section 3.1.1(a), the AOD shall at all times include all lands within two (2) miles of any part of the Gathering System except as otherwise excluded pursuant to Section 3.1.1.  If Gatherer at any time after the Effective Date expands the Gathering System, then, beginning on the in-service date of such expansion, the AOD shall be increased to include all lands within two (2) miles of any part of such expansion and this Agreement shall be deemed amended to reflect the increased AOD.

3.1.2       Exclusion from Dedication.

(a)           The Dedication does not include any Crude Oil that has previously been dedicated to another pipeline or market prior to the Effective Date (or in the case of subsequently acquired interests, prior to the date of such acquisition) (the “Prior Dedication”).  Shipper shall not extend marketing or transportation agreements governing Crude Oil subject to a Prior Dedication(s) beyond the end of the longest primary contract term associated with the transportation and/or marketing of that particular Crude Oil.  Upon termination of such agreements, all Crude Oil subject to the Prior Dedication(s) shall be deemed part of Shipper’s Dedication hereunder for the remaining Term of this Agreement.

(b)           If Shipper transfers any right, title, or interest in the Dedication, such transfer shall be made subject to this Agreement and any such transfer shall not impair the Dedication herein to Gatherer.  Shipper shall notify Gatherer of any such transfer within ten (10) Business Days of the effective date thereof.  Shipper shall notify in writing any transferee that such acreage remains dedicated to Gatherer pursuant to this Agreement and Shipper shall ensure that any such transfer is accompanied with appropriate contractual language requiring the transferee to deliver Crude Oil subject to the Dedication to Gatherer during the Term of and in accordance with this Agreement.  Any such transfer or Shipper’s failure to notify Gatherer thereof shall not impair Gatherer’s rights under this Agreement as against Shipper; provided that Gatherer shall release and waive any rights under this Agreement it may have against Shipper if and to the extent the transferee enters into an agreement with Gatherer on substantially the same terms as those provided herein in respect of the transferred rights, title or interest in Crude Oil subject to the Dedication.

(c)           If Shipper transfers any right, title, or interest in some, but not all of the Dedication, in addition to the requirements set forth above, any right, title, or interest retained by Shipper shall remain subject to this Agreement and the Dedication, and Shipper’s fees under Article V, shall not be affected by the transfer.  All of Shipper’s right, title, or interest in Crude Oil subject to the Dedication will continue to be subject to the Dedication and the fees in Article V will remain unchanged.

(d)           In addition to the audit rights of the Parties in Section 9.4, on thirty (30) Days prior written Notice, Gatherer shall have the right at its expense, at reasonable times during business hours on a Business Day, to audit the books and records of Shipper to the extent necessary to verify the accuracy of any statement or representation of Shipper related to Shipper’s Dedication, Prior Dedications or other prior obligations.

3.1.3       Interruption.

(a)           Short-Term Interruption — Release from Dedication.  During any event(s) of Force Majeure as defined in Article XI herein, Prorationed Capacity, or Interruption and Curtailment affecting Gatherer’s ability to accept Shipper’s Dedication for a period in excess of seven (7) consecutive Days, Shipper shall have a temporary release from this Dedication, but only for those Barrels: (1) not accepted by the Gatherer in its Facilities; or (2) intended for delivery to the CRPs affected by such Force Majeure, Prorationed Capacity or Interruption and Curtailment (“Temporary Release”); except that, if the cause of any event(s) of Force Majeure, Prorationed Capacity, or Interruption and Curtailment is due solely to the individual or collective gross negligence of Shipper and/or any Affiliate, agent, or subcontractor thereof, Shipper shall be granted a Temporary Release, but shall be required to pay Gatherer the fees under Section 5.1.1 as though the Barrels subject to the Temporary Release constituted Actual Shipments over and through the Facilities, a notarized accounting of which shall be provided to Gatherer within fifteen (15) Days of Shipper resuming deliveries to the Facilities following the end of such Temporary Release.

i.              For the duration of any such Temporary Release, Shipper will be free to dispose of released Crude Oil volumes under other arrangements in Shipper’s sole discretion, provided that Shipper shall make commercially reasonable efforts to sell Shipper’s released Crude Oil volumes to the owner of the pipeline(s) immediately downstream of the Delivery Point(s), and/or its affiliates.  To the extent Shipper was able to sell Shipper’s released Crude Oil volumes to the owner of the pipeline(s) immediately downstream of the Delivery Point(s), and/or its affiliates, Shipper shall resume deliveries of released Crude Oil volumes to the Facilities no later than the third (3rd) Day following delivery of Notice by Gatherer stating that the Force Majeure, Prorationed Capacity, or Interruption and Curtailment has ended and Gatherer is able to accept delivery of all such released volumes.  For all other temporarily released volumes, Shipper’s Temporary Release from the Dedication shall end, and Shipper shall resume deliveries of released Crude Oil volumes to the Facilities, no later than the first (1st) Day of the fourth (4th) month following delivery of Notice by Gatherer stating that the Force Majeure, Prorationed Capacity or Interruption and Curtailment has ended and Gatherer is able to accept delivery of all such released volumes of Shipper’s Crude Oil.

ii.             Notwithstanding the requirements above, Shipper’s Temporary Release shall commence prior to the expiration of the seven (7) consecutive Day period if waiting the full seven (7) Days will cause Shipper to shut in production wells within the AOD and expediting the release is the only way to avoid the shut in (“Expedited Temporary Release”).  The Expedited Temporary Release period shall last only until the expiration of the seven (7) Day waiting period set forth above (“Expedited Temporary Release Period”).  Shipper may sell its Crude Oil at the affected CRP(s) or at the Casey Station to third-parties through the end the

Expedited Temporary Release period only.  The provisions in Section 3.1.3(a)  and 3.1.3(a)(i) above, shall not apply until the Expedited Temporary Release Period has expired.  Shipper shall provide Notice to Monarch prior to releasing Shipper’s Crude Oil in an Expedited Temporary Release.  The Notice shall state that the release meets the criteria of this Sub-Section for an Expedited Temporary Release.

(b)           Long-Term Interruption — Release from Dedication.  Within twenty-one (21) Days of any event(s) of Force Majeure or Interruption and Curtailment affecting Gatherer’s ability to accept all or part of the Crude Oil volumes subject to Shipper’s Dedication, Gatherer shall provide Shipper with Notice to the extent Gatherer anticipates such event(s) will last longer than one hundred and eighty (180) Days (the “Extended Force Majeure Event”).  Gatherer’s notification shall include a good faith estimate of the length of the Extended Force Majeure Event and when Gatherer anticipates it again will be able to accept such Crude Oil volumes subject to Shipper’s Dedication.  Shipper and Gatherer will work together in good faith to find alternative gathering and/or transportation services for such Crude Oil volumes subject to Shipper’s Dedication and affected by the Extended Force Majeure Event.  The term of any such alternative gathering and/or transportation service agreement must end no later than the first (1st) Day of the second (2nd) full Month following Gatherer’s notification’s estimated end date for the Extended Force Majeure Event.

3.2          Shipper’s Reservations.  Shipper reserves the following rights:  (i) to operate the wells producing from the AOD as a reasonably prudent operator; (ii) to operate separation and tankage facilities on the well sites in the AOD; (iii) to pool, communitize, or unitize Shipper’s interests in the AOD; (iv) to use Crude Oil for lease operations (excluding any type of major secondary or tertiary recovery projects); and (v) to distribute Crude Oil in-kind to various Third Parties as required by contractual obligations of Shipper in effect prior to the date hereof (or, for any later acquired interests, prior to the date of the acquisition), including lessors and royalty owners as required by the applicable provisions of any such oil and gas lease.

3.3          Rights to Unutilized Capacity.

3.3.1       Subject to available capacity, Shipper shall have the right during each Month of the Term, but not the obligation, to ship Shipper’s Crude Oil in excess of 5,000 BPD (“Excess Volume”) at the Gathering Fee set forth in Section 5.1.1.  Gatherer agrees to transport such Excess Volume subject to available capacity and the provisions set forth in Gatherer’s Tariff.

3.3.2       Shipper agrees that, to the extent it does not utilize its capacity in any Month, Gatherer may utilize such unused capacity for the provision of services to other shippers without impacting the payment or Dedication obligations of Shipper under this Agreement.

ARTICLE IV
GATHERING SERVICES

4.1          Pipeline Gathering Service.  Commencing on the Commencement Date, Shipper shall deliver or cause to be delivered Shipper’s Crude Oil subject to the Dedication and connected directly to an Initial CRP or future CRP for pipeline gathering.  Gatherer shall accept delivery of such Shipper’s Crude Oil as nominated at the CRPs and shall gather such Shipper’s Crude Oil and redeliver it on a firm basis to the Delivery Point(s), net Shipper’s pro-rata share of the Facilities Loss Allowance.

4.2          Non-Pipeline/Truck Deliveries.

(a)           Commencing on the Commencement Date, Shipper shall deliver or cause to be delivered by means other than through the Gathering System Shipper’s Crude Oil from the wells listed on Exhibit C-1-B and Exhibit C-1-D to the truck facilities at the Casey Station or the Osborn Station, as applicable.  Further, Shipper has the right to deliver Shipper’s Crude Oil by truck receipts from the North Lipscomb or other areas to the truck facilities at the Casey Station or the Osborn Station, as applicable, and Gatherer shall unload and accept into its Facilities at the Casey Station or the Osborn Station, as applicable, for Shipper’s account all of such Shipper’s Crude Oil pursuant to the terms and conditions herein; provided that Gatherer shall (i) not later than one hundred twenty (120) Days after receiving written notice from Shipper therefor, connect all wells listed on Exhibit C-1-D as CRPs for gathering services hereunder in accordance with Section 4.1, and (ii) not later than five (5) Business Days after Gatherer’s receipt of the notice described in the preceding clause (i), commence the acquisition process for any and all ROWs that Gatherer reasonably believes are necessary to connect such wells within such one hundred twenty (120) Day period; and provided further that Shipper’s obligation to deliver or cause to be delivered by means other than through the Gathering System Shipper’s Crude Oil from the wells listed on Exhibit C-1-D to the truck facilities at the Casey Station or the Osborn Station, as applicable, shall cease after such wells are connected directly to a CRP for pipeline gathering and Gatherer has commenced receipts of Shipper’s Crude Oil from such wells by pipeline gathering service pursuant to Section 4.1.  Gatherer will redeliver such Shipper’s Crude Oil at the Delivery Point(s), net Shipper’s pro-rata share of the Facilities Loss Allowance.

(b)           Commencing on the Commencement Date, Gatherer shall load and receive or cause to be loaded and received by truck(s) all of Shipper’s Crude Oil produced from the wells listed on Exhibit C-1-C and Exhibit C-1-A and shall transport and deliver by truck such Shipper’s Crude Oil to the truck facilities at the Casey Station or the Osborn Station, as applicable, and Gatherer shall unload, receive and accept into its Facilities at the Casey Station or Osborn Station, as applicable, for Shipper’s account all of such Shipper’s Crude Oil pursuant to the terms and conditions herein; provided that Gatherer’s obligation to receive or cause to be received by truck(s) any of Shipper’s Crude Oil produced from a well listed on Exhibit C-1-A shall cease after such well is connected directly to a CRP for pipeline gathering and Gatherer has commenced receipts of Shipper’s Crude Oil from such well by pipeline gathering service pursuant to Section 4.1.  Gatherer will redeliver such Shipper’s Crude Oil at the Delivery Point(s), net Shipper’s pro-rata share of the Facilities Loss Allowance.  Gatherer shall bear all costs of the loading, trucking, and unloading services provided under this Section 4.2(b).

4.3          Gatherer’s Capacity Obligation.  In consideration of Shipper’s commitments herein, for the Primary Term of the Agreement, Gatherer will make available capacity of 5,000 BPD to the Valero

Piper Station Delivery Point; provided that after the first five (5) years of the Primary Term, Gatherer will adjust the available capacity annually based on 120% of Shipper’s deliveries of Barrels of Crude Oil to the Gathering System averaged for the immediate prior calendar year; and further provided that Gatherer will only make an upward adjustment if sufficient firm capacity is available to accommodate such adjustment.

4.4          Future Newly-Drilled Well Connections.  Gatherer agrees to connect to the Gathering System any future newly-drilled wells subject to the Dedication and drilled by Shipper within the South Lipscomb Area and located within one (1) mile of the Gathering System within five (5) days of completion of any such well and prior to first production, subject to events of Force Majeure (the “Connection Timing Commitment”).  The Connection Timing Commitment will only apply to wells for which Shipper notifies Gatherer of the completion date at least forty-five (45) Days in advance of completion.  In the event that Shipper does not notify Gatherer at least forty-five (45) Days in advance of the completion date for a well, then Gatherer will commit to connecting the new well within forty-five (45) Days of receiving the Notice from Shipper.  Gatherer may, in its sole discretion, connect any future newly-drilled well subject to the Dedication and located further than one (1) mile from the Gathering System (or receive by truck Shipper’s Crude Oil produced from such well and transport and deliver such Shipper’s Crude Oil at its own expense as provided in Section 4.2(b)) in which case Exhibit C-1-A or Exhibit C-1-C, as applicable, shall be amended to include such well location; provided that Gatherer has no obligation to connect or receive from such well as set forth above in this sentence; and provided further that if Gatherer elects not to connect or receive from such well as set forth above in this sentence, then the Parties may negotiate in order to attempt to reach mutually agreeable terms to connect such well under an alternate fee structure and the Parties will amend this Agreement to memorialize any such agreement.  If the Parties are unable to mutually agree on terms to connect any future newly-drilled well located in the AOD and subject to the Dedication in accordance with the foregoing, then Shipper shall deliver Shipper’s Crude Oil produced from such well to the Casey Station or the Osborn Station, as applicable, by means other than through the Gathering System for further transportation on facilities owned and operated by Gatherer and/or its Affiliates.

4.5          Third Party Gathering.  Subject to Gatherer’s commitment to gather and accept delivery of all of Shipper’s Crude Oil as described in Section 4.1 and Section 4.2 on a firm basis, Gatherer may receive into and utilize the Facilities, including the Gathering System and truck unloading facilities, for gathering, transportation and storage of Crude Oil produced by Third Parties and, subject to Section 4.6, such Crude Oil may be commingled with Shipper’s Crude Oil.

4.6          Quality Management.  As provided in Section 4.5, Shipper acknowledges that Shipper’s Crude Oil may be commingled with other Crude Oil produced by Third Parties and that the Crude Oil delivered by Gatherer at the Delivery Point(s) will not necessarily be the identical Crude Oil delivered by Shipper to Gatherer hereunder.  If Shipper’s Crude Oil is commingled in the Facilities with Crude Oil belonging to Third Parties, then the quality Shipper’s Crude Oil and any Third Party Crude Oil gathered and transported on the Facilities will be determined and settled in accordance with Gatherer’s Quality Bank Policy, as may be amended from time to time, and attached as Exhibit F.

4.7          Line Fill and Tank Fill.  Shipper agrees to provide its pro rata share of Barrels of Crude Oil for Line Fill and Tank Fill required for operation of the Gathering System, Casey Station, Osborn

Station and the Valero Piper Station interconnect.  Should Gatherer begin gathering or transporting Third Party Crude Oil through the Facilities, it shall provide a quarterly credit for Shipper’s account for that proportionate quantity of Crude Oil attributable to such Third Party’s pro rata share of Line Fill and Tank Fill.  At any time there is no Third Party Crude Oil gathered and transported through the Facilities, Shipper will once again provide its pro rata share of the necessary operational Line Fill and Tank Fill to the Facilities.  Crude Oil furnished for Line Fill and Tank Fill by Shipper may be withdrawn from the Gathering System only after (i) expiration or termination of this Agreement, (ii) Shipper inventory balances have been reconciled between Gatherer and Shipper, and (iii) all fees due and payable to Gatherer by Shipper have been fully and finally paid.  Gatherer shall have a reasonable period of time after satisfaction of the above in which to complete administrative and operational requirements incident to Shipper’s withdrawal of the Crude Oil.  Any losses to Line Fill and/or Tank Fill due to evaporation, measurement or other losses in transit shall be subject to allocation among all Shippers on a pro rata basis but any individual Shipper’s allocation during a Month shall never exceed 0.2% of that Shipper’s Line Fill or Tank Fill, as applicable.

4.8          Interruption, Curtailment and Proration.

4.8.1       Gatherer may “Interrupt” or “Curtail”, meaning respectively to stop or reduce transportation service to Shipper and third party shippers for such periods of time as it may reasonably require for the purpose of effecting or allowing any repairs, maintenance, replacement, upgrading or other work related to the Facilities, or upstream/downstream facilities in circumstances which do not constitute Force Majeure.  If such Interruption or Curtailment is due to a planned outage, Gatherer shall give Shipper prior notice of such Interruption or Curtailment as soon as reasonably possible.  If such Interruption or Curtailment is unforeseen, Gatherer shall give Shipper notice of such Interruption and Curtailment as soon as reasonably possible.  Gatherer shall use reasonable commercial efforts to minimize the extent and duration of any Interruption or Curtailment and the impact of such Interruption or Curtailment on the operation of the Facilities.

4.8.2      Gatherer will follow a Proration policy as set forth in the Rules and Regulations when the amount of Crude Oil nominations properly submitted by all system shippers exceeds the Gathering System’s capacity for a given Month.  The capacity available for service during the Month of allocation (design capacity less any reduction in capacity because of Interruption and Curtailment or Force Majeure as defined herein) is the “Prorationed Capacity”.

4.8.3       Gatherer will maintain ninety percent (90%) of the Prorationed Capacity for a Dedicated Firm Shipper (“Priority Capacity”).  Shipper is eligible to make a Priority Capacity election should the Facilities enter into a period of Proration.  Subject to reduced capacity (as a result of, for example, Interruption or Curtailment or Force Majeure), Priority Capacity will be available to Shipper during periods of proration.  Shipper may elect and secure Priority Capacity by paying the “Priority Capacity Rate”.  In the event that the Prorationed Capacity is less than design capacity (as a result of, for example, Interruption or Curtailment or Force Majeure), the Priority Capacity available for each Dedicated Firm Shipper will be allocated pro rata in accordance with each Dedicated Firm Shipper’s respective committed volume.

4.8.4      A “Curtailment” or “Curtailment event” does not include Shipper’s Default or an inability to receive Crude Oil by any entity not an Affiliate of Gatherer downstream of the Delivery Point(s) for any reason.

4.9          Nominations.  All nominations by Shipper shall state the volume of Shipper’s Crude Oil, to be delivered to the Gathering System Delivery Point(s) and the trucking Delivery Point(s).  Shipper will submit Monthly nomination quantities to be delivered at the Delivery Point(s) stated in Barrels for each Month not later than the 20th Day of the Month prior to the delivery Month; provided that, when the 20th day of the Month falls on a weekend or holiday, nominations will be required on the immediately preceding workday.  Once nominated by Shipper for the Month, Shipper may change the nomination quantity at any Receipt Point or Delivery Point by submitting a revised nomination quantity no later than 11:30 a.m., Central Time, on the business day prior to the Day such revised quantity is to be effective.  Further, Shipper shall use the nomination procedure and process set forth in the applicable Rules and Regulations in the Tariff filed with the RRC, or other governmental entity having jurisdiction over the rules and terms and conditions of service of Gatherer.  If Gatherer incurs any fees, fines, penalties or other action that adversely affects Gatherer due to Shipper’s failure to nominate or comply with the requirements of the Receiving Facilities, then Gatherer has the right to suspend its performance hereunder for those deliveries of Crude Oil that are causing such fees, fines, penalties or action, and Shipper shall pay, or reimburse Gatherer for any expense it incurs plus a reasonable amount for overhead, for such fees, fines, penalties or the action.

4.10        Allocation of Deliveries.  Shipper and each Third Party shipper will have allocated to it at the Delivery Point(s) on a Monthly basis Actual Shipments based upon the total number of Barrels delivered to all CRP’s by that respective Shipper or Third Party shipper as a percentage of the total number of Barrels delivered to all CRP’s by the Shipper and all Third Party shippers, and such allocation of the Actual Shipments will be net of Shipper’s or Third Party shippers’ pro-rata share of the Facilities Loss Allowance.  Further, Shipper’s Actual Shipments will be allocated back to individual CRP’s based upon the number of Barrels delivered to each CRP as a percentage of the total number of Barrels delivered to all CRP’s by the Shipper and all Third Party shippers, net of Shipper’s pro-rata share of Facilities Loss Allowance.

4.11        Storage.  This Agreement does not govern any commercial storage services.  Gatherer has working tanks that are needed by Gatherer to transport Crude Oil, but has no other tanks and, therefore, does not have facilities for rendering, nor does it offer, a commercial storage service.  Gatherer will use its operational storage facilities, as necessary, to manage the Gathering System and Facilities to allow for the gathering and transportation of Shipper’s Crude Oil pursuant to Shipper’s confirmed nominations for transportation to the Delivery Point(s).  Gatherer will not accept for gathering or transportation any Crude Oil volumes for which Shipper has not made the necessary arrangements for shipment beyond the Delivery Point(s) or has not provided the necessary facilities for receiving said Crude Oil as it arrives at the Delivery Point(s).  Provisions for storage during transit in facilities furnished by Shipper at points on Gatherer’s system will be permitted to the extent authorized by Gatherer.

ARTICLE V
FEES

5.1          Fees.

5.1.1       Dedicated Firm Shipper Fee:  For each Barrel of Crude Oil delivered by Shipper, a Dedicated Firm Shipper, to Gatherer hereunder, Shipper shall pay Gatherer, as applicable, either (i) a fee (“Gathering Fee”) of $2.10 per Barrel to the extent such Shipper’s Crude Oil is either (a) delivered to Gatherer at a CRP for transportation to the Delivery Point(s) on the Gathering System, (b) loaded and received by Gatherer as truck receipts at any of Shipper’s wells and trucked by Gatherer pursuant to Section 4.2(b), or (c) delivered to Gatherer as truck receipts from any well identified on Exhibit C-1-D for transportation to the Delivery Point(s) on the Gathering System, or (ii) a fee (“Unloading and Transportation Fee”) of $1.00 per Barrel to the extent such Shipper’s Crude Oil is delivered by Shipper pursuant to Section 4.2(a) (unless Section 5.1.1(i)(c) is applicable to such Shipper’s Crude Oil) to Gatherer at Gatherer’s truck Loading/Unloading Facilities at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s).

5.1.2       Priority Capacity Rate: If Shipper elects Priority Capacity under Section 4.8.3, then, for each Barrel of Crude Oil delivered by Shipper to Gatherer hereunder, Shipper shall pay Gatherer, as applicable, a fee of either (individually or together, the “Priority Capacity Rate”) (i) $2.11 per Barrel for any of Shipper’s Crude Oil that is either (a) delivered to Gatherer at a CRP for transportation to the Delivery Point(s) on the Gathering System, (b) loaded and received by Gatherer as truck receipts at any of Shipper’s wells and trucked by Gatherer pursuant to Section 4.2(b), or (c) delivered to Gatherer as truck receipts from any well identified on Exhibit C-1-D for transportation to the Delivery Point(s) on the Gathering System, or (ii) $1.01 per Barrel for any of Shipper’s Crude Oil delivered by Shipper pursuant to Section 4.2(a) (unless Section 5.1.2(i)(c) is applicable to such Shipper’s Crude Oil) to Gatherer at Gatherer’s truck Loading/Unloading Facilities at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s).

5.1.3       Treating Fee:  As defined in Section 7.1(a)(3), a Treating Fee shall be mutually agreed to by the Parties, when and if necessary.

5.2          Annual Fee Adjustment.  Gatherer shall have the right to adjust all rates and fees set forth in this Agreement on an annual basis, including without limitation the Gathering Fee, the Priority Capacity Rate, the Unloading and Transportation Fee and the Treating Fee, each July 1 in accordance with FERC indexing methodology as described in 18 C.F.R. § 342.3, subject to the following qualifications.  In a given index year (July 1 through June 30), Gatherer’s maximum annual fee adjustment shall be the lesser of (a) the generally applicable index adjustment as published by FERC for that given index year and (b) three percent (3%).  In the event that application of the generally applicable index adjustment as published by FERC for a given index year would result in a rate decrease, Gatherer shall not be required to decrease its rates by more than three percent (3%).  Any such rate adjustment shall be prorated for the first index year Gatherer is in service by multiplying (i) the lesser of the index adjustment or three percent (3%) by (ii) a fraction, the numerator of which is the number of Days between the Commencement Date and June 30 of the index year and the denominator of which is 365.  The Gathering Fee, the Priority Capacity Rate and the Unloading and Transportation Fee shall never be lower than the rate agreed to in this Agreement.

ARTICLE VI
TERM

6.1          Term.  This Agreement shall commence on the Effective Date and continue in effect for a period of ten (10) years (“Primary Term”).  Thereafter, the Agreement shall automatically renew for consecutive one year periods (each, a “Secondary Term” and together with the Primary Term, the “Term”).  Either Party may terminate this Agreement by written Notice to the other Party one (1) year prior to expiration of the Primary Term or any Secondary Term.

6.2          Uneconomic Operation.

6.2.1       Gatherer reserves the right, on a not unduly discriminatory or preferential basis, to reject or seek renegotiation of the terms under which Gatherer shall continue the gathering of Shipper’s Crude Oil on the Facilities should Gatherer determine that gathering Shipper’s Crude Oil at any CRP becomes Uneconomic because of insufficient volume, or if all or part of Gatherer’s Facilities receiving Shipper’s Crude Oil becomes Uneconomic to operate, maintain, or repair because of the delivery of insufficient volumes of Shipper’s Crude Oil.  Gatherer has the right to deem a CRP and any associated part of the Facilities “Uneconomic” if the average BPD over a ninety (90) Day period at a particular CRP is less than twenty (20) BPD for a CRP with one production well behind such CRP and thirty (30) BPD for a CRP with more than one production well behind such CRP; provided, however, that no Initial CRP or any part of the Facilities connecting the Initial CRPs to the Delivery Point(s) as of the Commencement Date, as such Facilities and Initial CRPs are set forth on Exhibit C-1, shall ever be deemed Uneconomic during the Primary Term. In the event of a CRP or part of the Facilities being declared Uneconomic, Gatherer shall have the right to suspend receipt of Shipper’s Crude Oil at that CRP or part of the Facilities, without liability as long as such condition exists, by giving Shipper ninety (90) Days advance written Notice of such suspension.  During the ninety (90) Day Notice period, the Parties agree to meet to discuss and negotiate in good faith new terms for the applicable CRP or part of the Facilities under which Gatherer would continue to gather Shipper’s Crude Oil for transportation on the Facilities.  If the Parties are unable to reach agreement as to a remedy to such condition within thirty (30) Days of the end of the Notice period, either Shipper or Gatherer may cause the CRP(s) or part(s) of the Facilities in question and any part of the Dedication intended for delivery to such CRP(s) or part(s) of the Facilities shall be permanently released from this Agreement.

6.2.2       During any Secondary Term, in the event Gatherer declares all or part of Gatherer’s Facilities Uneconomic, Gatherer shall have the right to suspend operations of the Facilities or the affected part thereof without liability as long as such condition exists by providing Shipper with ninety (90) Days advance written Notice of the suspension.  The Parties agree to meet within fifteen (15) Days after receipt of such Notice to discuss and negotiate in good faith alternative terms to remedy such Uneconomic Facilities condition.  If the Parties are unable to reach agreement as to a remedy to such condition within thirty (30) Days of the end of the Notice period, Gatherer may elect to terminate gathering operations with respect to all of its Facilities if it has been declared Uneconomic or such part as has been declared Uneconomic and shall provide Shipper thirty (30) Days prior written Notice of its intent to terminate such operations.  If Gatherer terminates all or part of its gathering operations pursuant to this Sub-Section, either Shipper or Gatherer shall have the right to and may so cause the Dedication impacted by such termination to be permanently released from this Agreement.

6.2.3                     Notwithstanding anything to the contrary in Section 6.2.1 or Section 6.2.2, Gatherer shall have the right to take a LACT unit out of service at a particular CRP and remove such CRP from this Agreement if the average BPD over a ninety (90) Day period at such CRP is less than ten (10) BPD.  For any such LACT unit taken out of service pursuant to this Section 6.2.3, Gatherer shall cause, at Gatherer’s sole cost and expense, trucks to load and receive all of Shipper’s Crude Oil produced from the well(s) behind such CRP, transport by truck such Shipper’s Crude Oil from such well(s), and deliver such Shipper’s Crude Oil to the truck Facilities at the Casey Station or the Osborn Station, as applicable; and Gatherer shall unload, receive and accept into its Facilities at the Casey Station or Osborn Station for Shipper’s account all of such Shipper’s Crude Oil pursuant to the terms and conditions of this Agreement.  Promptly after removing any such CRP in accordance with this Section 6.2.3, Gatherer shall amend Exhibit C-1-A and Exhibit C-1-C to reflect the removal of such CRP and the addition of such well(s) to Monarch’s obligations hereunder for trucking Shipper’s Crude Oil to the Casey Station or the Osborn Station, as applicable.

ARTICLE VII
QUALITY

7.1                               Quality.

(a)                                 Quality Specifications.  Shipper warrants that Shipper’s Crude Oil is of a quality acceptable to each of the receiving facilities immediately downstream of the Delivery Point(s) (“Receiving Facilities”), in its natural produced state after normal oilfield lease operations and commercially free of dirt, sediment and chemicals foreign to virgin Crude Oil, including, but not limited to, chlorinated and/or oxygenated hydrocarbons, lead and hazardous or industrial wastes.  Notwithstanding the foregoing, Gatherer shall have the right, without prejudice to any other remedy available to Gatherer, to reject any of Crude Oil that fails to meet the Quality Specifications (“out of spec”), even after delivery to Gatherer, and to discontinue accepting Shipper’s Crude Oil for so long as such conditions exist.  Any acceptance by Gatherer of out of spec Crude Oil in one instance shall not be deemed as a waiver by Gatherer to reject out of spec Crude Oil at a later time.  Shipper shall be liable for and shall indemnify Gatherer and hold it harmless against all direct costs and Losses (including loss of revenues) incurred by Gatherer for damage to Gatherer’s Facilities or Third Party Crude Oil caused by Shipper delivering Crude Oil failing to meet the Quality Specifications or for introduction of contaminates into the Gathering System, which may include costs associated with draining the Gathering System facilities, decontaminating the Gathering System facilities, and refilling it with Line Fill and associated loss of revenues.  In addition, Shipper warrants that Shipper’s Crude Oil:

(1) shall contain less than 0.4% sulfur by weight ;

(2) shall be of an API Gravity not to exceed 60º when corrected to 60º Fahrenheit;

(3) shall not contain more than 1% by volume basic sediment and water (“BS&W”) and other impurities, or on an individual basis, water shall not be more than 0.3% by volume and basic sediment shall not be more than 0.7% by volume as determined by the average of representative samples.  Should any of Shipper’s Crude Oil fail to meet the BS&W and Gatherer has the facilities to provide treatment service for BS&W, Shipper shall pay Gatherer a fee (“Treating Fee”), as may be mutually agreed by the Parties, and Gatherer shall treat Shipper’s Crude Oil to bring it into compliance with the BS&W.

All specifications set forth in this Section 7.1 (a) are referred to as, the “Quality Specifications”.

(b)                                 Cooperation with Connecting Carriers.  Gatherer will work with connecting carriers regarding Gatherer’s quality specifications and will advise such connecting carriers that any Crude Oil found to be a detriment to Gatherer’s System and requirements will be rejected by Gatherer and prevented from further transportation on Gatherer’s System.

7.2                               Specifications as to Quality Delivered.  Gatherer warrants that the commingled Crude Oil in the Gathering System common stream at the Delivery Point(s) shall not exceed an API Gravity of the lesser of (x) 47.9 or (y) the maximum API gravity requirements of the Receiving Facilities.

ARTICLE VIII
MEASUREMENT

8.1                               Measurement.  All measurements hereunder shall be made from by Coriolis mass measurement meters.  All measurements and tests shall be made in accordance with the latest ASTM or ASME-API (Petroleum PD Meter Code) published methods then in effect, whichever apply.  Volume and gravity shall be adjusted to 60º Fahrenheit by the use of Table 6A and 5A of the Petroleum Measurement Tables ASTM Designation D1250 in their latest revision.  Full deduction for all free water and BS&W content shall be made according to the API/ASTM Standard Method then in effect.  Either Party shall have the right to have a representative witness all gauges, tests and measurements.  Except for arithmetic errors, in the absence of the other Party’s representative, such gauges, tests and measurements shall be deemed to be correct.  If Shipper desires to use Gatherer’s measurement reports or data to satisfy Shipper’s reporting requirements to any regulatory agency, Shipper is responsible for obtaining any license, permission, or any other authorization necessary for Shipper to use such measurement, and Shipper acknowledges that it is using such reports or data solely at its own risk.

ARTICLE IX
BILLING AND PAYMENT

9.1                               Billing.  On or before the 15th day of the month, Gatherer shall bill Shipper each month for the Fees for gathering and unloading services provided hereunder during the previous month.  Payment shall be due within ten (15) days of the invoice date.  In the event actual measurements of quantities of Shipper’s Crude Oil are unavailable in any month of service, Gatherer may invoice Shipper based on estimated quantities, which shall be corrected to actual quantities once such actual quantities are available.

9.2                               Late Payments.  Late payments shall accrue interest at the rate of 1.5% per month, or if such interest rate exceeds the maximum rate allowed by law, then the maximum rate allowed by law will be used.  In the event a payment is late by more than sixty (60) days, Gatherer may withhold from delivery Crude Oil volumes of equal value (in US Dollars) to the Dollar amount of the late payment (plus accrued interest) until payment of the late Fees has been made.  Payments received by Gatherer from Shipper shall be attributed to the earliest unpaid invoice issued to Shipper; provided, however, that such payments shall not be attributed to any amounts disputed subject to Section 9.3.

9.3                               Dispute.  If Shipper, in good faith, disputes the amount of any such invoice or any part thereof, Shipper will pay such amount as it concedes to be correct.  If Shipper disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount disputed within 10 Days of the date of such invoice.  If the Parties are unable to resolve such dispute, either Party may pursue any remedy available at law or in equity to enforce its rights under this Agreement.

9.4                               Audit.  A Party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under this Agreement.  This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Agreement.  All invoices and billings shall be conclusively presumed final and accurate and all associated claims for underpayments or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and documentation, within the 24 month period following the month of Crude Oil delivery at the Delivery Point(s).  All retroactive adjustments shall be paid in full by the Party owing payment within 30 Days of Notice substantiating such inaccuracy.

9.5                               Adequate Assurance.  If at any time Shipper assigns the Agreement in connection with the sale of all or substantially all of its assets, or in connection with a merger, consolidation, or other reorganization, at the time of and following such assignment, by Notice to Shipper, Gatherer may require any of the following (individually and collectively, “Adequate Assurance”) prior to Gatherer’s obligation to continue to provide services hereunder:  (1) prepayment of estimated Fees to be held by Gatherer without interest accruing thereon in advance of a delivery month; (2) a cash deposit in an amount satisfactory to Gatherer; (3) a letter of credit at Shipper’s expense in an amount and from a financial institution satisfactory to Gatherer; or (4) a guaranty in an amount and from a third party acceptable to Gatherer.  Shipper shall provide such Adequate Assurance within two (2) Business Days of demand therefore.

9.6                               Events of Default.  A Party becomes a “Defaulting Party” and the following actions shall constitute “Default” if the Defaulting Party shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (howsoever evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; or (vi) consolidate or amalgamate with, or merge with or into, or transfer all or substantially all of its assets to another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all of the obligations of the Defaulting Party under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other Party (“Non-Defaulting Party”), then the Non-Defaulting Party, in addition to any and all other remedies available hereunder or pursuant to law, shall have at its sole election and upon Notice thereof to the Defaulting Party, the right to immediately withhold, refuse or suspend performance hereunder and the right to terminate this Agreement by designating in any such Notice the effective date of termination (which effective date of termination shall not be earlier than the Day such Notice is given and not later than 20 Days after such Notice is given).

ARTICLE X
TAXES, LIABILITY AND WARRANTIES

10.1                        Taxes.  Shipper shall pay or cause to be paid, and agrees to indemnify and hold harmless Gatherer from and against the payment of, all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any Governmental Authority with respect to Shipper’s Crude Oil (other than margin or franchise taxes or taxes imposed upon income, profits or gains of Gatherer) and the handling thereof prior to receipt thereof by Gatherer at the CRPs.  Gatherer shall pay or cause to be paid all taxes and assessments, if any, imposed upon Gatherer for the activity of gathering of Shipper’s Crude Oil after receipt and prior to redelivery thereof by Gatherer at the Delivery Point(s).  Neither Party shall be responsible or liable for any taxes or other statutory charges levied or assessed against the facilities of the other Party used for the purpose of carrying out the provisions of this Agreement.  Shipper shall account for and remit all royalties, overrides, and other sums due by Shipper to the owners of the minerals, royalties and other interests in the Crude Oil.  Shipper shall indemnify and save Gatherer harmless from and against all loss, cost, damage, and expense of every character and in kind resulting from any adverse Third Party or Shipper Affiliate claims in respect of royalties, taxes, payments or other charges due on Shipper’s Crude Oil, and Gatherer has the right to suspend its receipt of any of Shipper’s Crude Oil subject to such claims until such claims are resolved to Gatherer’s satisfaction.

10.2                        Title.  Shipper warrants that it controls or has the right to market the interest in Shipper’s Crude Oil and has the right to ship and/or market Shipper’s Crude Oil free from all liens and adverse claims of title.  Gatherer has the right to suspend its receipt of any of Shipper’s Crude Oil subject to any title claims until they are resolved to Gatherer’s satisfaction

10.3                        Control and Possession.  As between the Parties, Shipper shall be deemed to be in exclusive control and possession of Shipper’s Crude Oil and responsible for any damage or injury caused thereby prior to the time Shipper’s Crude Oil shall have been delivered to Gatherer at the CRPs, and after the time Shipper’s Crude Oil is redelivered to Shipper at the Delivery Point(s).  After delivery of Shipper’s Crude Oil to Gatherer at the CRPs, Gatherer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby until the Crude Oil is redelivered to Shipper at the Delivery Point(s).

10.4                        Indemnity.  Shipper agrees to indemnify, defend, and hold harmless Gatherer from any and all Losses arising from or out of personal injury or property damage attributable to Shipper’s Crude Oil when Shipper shall be deemed to be in control and possession of Shipper’s Crude Oil as provided in Section 10.3.  Gatherer agrees to indemnify, defend, and hold harmless Shipper from all Losses arising from or out of personal injury or property damage attributable to Shipper’s Crude Oil when Gatherer shall be deemed to be in control and possession of Shipper’s Crude Oil as provided in Section 10.3.  THE INDEMNITIES SET FORTH IN THIS SECTION 10.4 ARE TO BE CONSTRUED WITHOUT REGARD TO THE CAUSES THEREOF, INCLUDING THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE, OR THE STRICT LIABILITY OF ANY INDEMNIFIED PARTY OR OTHER PERSON.  Each Party agrees that its voluntary and mutual indemnity agreement will be supported by insurance and that such insurance shall not be deemed to be a cap on liability.

10.5                        Disclaimer of Damages.  A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY.  SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED.  NEITHER PARTY SHALL BE LIABLE HEREUNDER TO THE OTHER PARTY OR ITS AFFILIATES FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS (OTHER THAN DIRECT, ACTUAL LOST PROFITS), OR OTHER BUSINESS INTERRUPTION OR SIMILAR DAMAGES, BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE.  IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE STRICT LIABILITY OR NEGLIGENCE OF ANY PARTY, WHETHER SUCH STRICT LIABILITY OR NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE.

ARTICLE XI
FORCE MAJEURE

11.1                        Force Majeure.  The term “Force Majeure” shall mean any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby, including (1) acts of God, strikes, lockouts, or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, severe winter weather, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, the Facilities, truck unloading facilities; (2) failure of any parties downstream of the Delivery Point(s) (except for downstream parties that are Affiliates of Gatherer) to timely install or provide interconnection or receipt facilities, or other related facilities; (3) floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants, truck unloading facilities, other related facilities, or lines of pipe; (4) the making of repairs or alterations to lines of pipe, the Gathering System, truck unloading facilities, plants or equipment; (5) freezing of wells or lines of pipe; (6) electric power shortages; (7) necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a Governmental Authority having or asserting jurisdiction, unless such necessity arises as a result of Gatherer’s or its Affiliates’ failure to comply with any Applicable Law (provided that

Gatherer shall be permitted to resist in good faith the application to it of any such law by all reasonable legal means); (8) inability to obtain necessary permits, rights of way or materials for construction, maintenance or operations provided same were timely and diligently pursued; (9) inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations; and (10) any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension, including any such cause or event occurring with respect to the facilities, services, equipment, goods, supplies or other items necessary to the performance of such Party’s obligations hereunder.  “Force Majeure” also includes any event of Force Majeure occurring with respect to the facilities or services of either Party’s Affiliates or service providers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party’s obligations hereunder.

11.2                        Notice of Force Majeure.  If a Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement (other than the obligation to make payments of monies due hereunder), then Party shall give prompt written Notice of the Force Majeure stating facts supporting such claim of inability to perform.  Thereupon, Party’s obligation to perform shall be suspended during the period it is unable to perform because of the Force Majeure, but for no longer period, and this Agreement shall otherwise remain unaffected.  Party shall use due diligence to remove the cause of Force Majeure, where commercially practicable, with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes, lockouts, or other labor difficulty, when such course is determined inadvisable by Party.

11.3                        Release During Force Majeure.  During any event(s) of Force Majeure affecting Gatherer’s ability to transport Shipper’s Crude Oil subject to Dedication, Shipper shall be released from its obligation hereunder to deliver the Crude Oil to Gatherer at the Receipt Point(s) pursuant to Article III.

ARTICLE XII
LAWS AND REGULATIONS

12.1                        Laws and Regulation.  The Parties acknowledge that all or part of the Facilities may be subject to regulation by the RRC, or other federal or state agencies with jurisdiction of the Facilities and transaction contemplated by this Agreement, or any of their successors.  The Parties agree to comply with all such Applicable Laws, rules and regulations.

12.2                        Gathering System Rules and Regulations.  The Parties acknowledge that Gatherer is a common carrier for hire, and this Agreement and all gathering services performed by it on the Gathering System for Shipper pursuant to this Agreement, shall be subject to the rules and regulations in Gatherer’s applicable tariffs in effect from time to time (as amended from time to time, the “Rules and Regulations”), including, without limitation, laws and regulations that prevent discrimination in favor of any given shipper or the provision of service for consideration other than the rate set forth in a published tariff; provided, as between Gatherer and Shipper as an Anchor Shipper, if there is a conflict between the terms and conditions of this Agreement and the terms and conditions of the Rules and Regulations, the terms and conditions of this Agreement will govern and control.  A copy of Gatherer’s Rules and Regulations that will be filed with the RRC will be attached as Exhibit E, once it has been filed with the RRC.  Gatherer shall be responsible for filing with the RRC all necessary tariffs and/or amendments to the Rules and Regulations in order to provide to Shipper the transportation services contemplated by this

Agreement.  For purposes of the Rules and Regulations, this Agreement shall be deemed:  (i) a term Firm Crude Oil Gathering and Transportation Agreement (“TA”) with Gatherer whereby Shipper has agreed upon a Dedication of acreage within an Area of Dedication, (ii) a TA associated with the initial construction of a pipeline and appurtenant facilities of Gatherer or (iii) any agreement of a similar nature referred to in the Rules and Regulations, and shall enjoy all of the rights and benefits provided to such agreements in the Rules and Regulations.

ARTICLE XIII
NOTICES

13.1                        Notices.  Except for nominations for Crude Oil delivery by Shipper required hereunder, all notices and other communications required or permitted under this Agreement (each, a “Notice”) shall be in writing and addressed as set forth herein.  Any Notice shall be deemed to have been duly made and the receiving Party charged with receipt of such Notice (i) if personally delivered, when received, (ii) if sent by electronic mail, telecopy or facsimile transmission, on the business day on or which such facsimile is successfully transmitted and received, or if such telecopy or facsimile transmission was successfully transmitted and received after 5:00 pm local time of the receiving party, then the next Business Day, (iii) if mailed by certified mail, return receipt requested, the 5th Business Day after mailing, or (iv) if sent by overnight courier, on the day such Notice is successfully delivered to the receiving party.  All Notices shall be addressed as follows.

Gatherer:	Shipper:

Monarch Oil Pipeline, LLC	Jones Energy, LLC
Attn: Chief Financial Officer Attn: Judson Williams	Attn: Senior Marketing Representative Attn: Denise Herbert(1)
5613 DTC Parkway, Suite 310	807 Las Cimas Parkway, Suite 350
Englewood, Colorado 80111	Austin, Texas 78746
Facsimile: (720) 235-0228 Jwilliams@mngllc.com	Facsimile: (512) 328-5394 dherbert@jonesenergy.com

Any Party may, by written Notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

ARTICLE XIV
MISCELLANEOUS

14.1                        Confidentiality.  Each Party (“Information Receiving Party”) shall maintain, for the benefit of the other Party (“Disclosing Party”), in the strictest confidence all information pertaining to the financial terms of or payments under this Agreement, the Disclosing Party’s methods of operation, methods of the Facility, and the like, whether disclosed by the Disclosing Party or discovered by the Information Receiving Party, unless such information either (i)  is in the public domain through no act or omission of the Information Receiving Party or its employees or agents, (ii) was already known to the Information Receiving Party at the time of disclosure and which the Information Receiving Party is free

(1)  [NTD:  Please confirm that this is the correct notice information.]

to use or disclose without breach of any obligation to any person or entity, (iii) is required to be disclosed by Applicable Law, or (iv) is disclosed to regulators in furtherance of obtaining regulatory approval, provided that such disclosure is provided under seal.  Neither Party shall use such information for its own benefit, publish or otherwise disclose it to others, or permit its use by others for their benefit or to the detriment of the other Party.  Notwithstanding the foregoing, the Information Receiving Party may disclose such information to any auditor or to the Information Receiving Party’s lenders, attorneys, accountants and other personal advisors; any prospective purchaser of the Facility; or pursuant to lawful process, subpoena or court order; provided the Information Receiving Party, in making such disclosure, advises the party receiving the information of the confidentiality of the information and obtains the agreement of said party not to disclose the information.

14.2                        Assignment.

14.2.1              Except as otherwise provided in this Section 14.2, neither Party may assign all or a portion of its rights and obligations under this Agreement without the prior written consent of the non-assigning Party, provided that such consent shall not be unreasonably withheld or delayed.

14.2.2              Notwithstanding Section 14.2.1, either Party shall have the right without the prior consent of the other Party to: (i) assign its rights and obligations under this Agreement (in whole or in part) to an Affiliate; (ii) mortgage, pledge, encumber, or otherwise impress a lien, create a security interest or otherwise assign as collateral its rights and interests in and to the Agreement to any lender; (iii) make a transfer pursuant to any security interest arrangement described in (ii) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person; or (iv) assign the Agreement in connection with the sale of all or substantially all of its assets, or in connection with a merger, consolidation, or other reorganization.  If a Party assigns its rights and obligations under this Agreement (in whole or in part) pursuant to clauses (i) or (iv) above, such Party shall require the assignee to assume such Party’s obligations hereunder and become a signatory to this Agreement, and such assignee shall be bound by the terms herein.

14.2.3              If Gatherer desires to sell the Facilities to an unaffiliated third party prior to its completion, including through a change of control (excepting a public offering of equity or other ownership by Gatherer), Gatherer will require the buyer of the Facilities to assume Gatherer’s obligations under this Agreement, along with any future modification to the Facilities contemplated in this Agreement.

14.3                        Shipper’s Duty to Support.

14.3.1              Shipper’s Duty to Support Prior to Commencement Date.  To the extent not inconsistent with Applicable Law, Shipper hereby agrees prior to the Commencement Date: (a) to reasonably support and cooperate — and not to oppose, obstruct or otherwise interfere in any manner, direct or indirect — with the efforts of Gatherer to obtain all governmental, regulatory and other authorizations and approvals necessary for the construction and operation of the Facilities in the form and manner proposed by Gatherer; and (b) to not take, directly or indirectly, any action that (i) is designed to delay review or approval of any petitions or applications to any

Governmental Authorities related to the Facilities, or (ii) would materially and adversely affect the Facilities or this Agreement.  Notwithstanding the foregoing, nothing herein shall prevent Shipper from (i) protesting any regulatory or other filings that are in conflict with the terms of this Agreement, and (ii) proceeding in any manner consistent with Applicable Law if this Agreement is terminated or if the Facilities has been abandoned by Gatherer.

14.3.2              Shipper’s Duty to Support Rules and Regulations and Tariff Filings.  To the extent consistent with Applicable Law, Shipper hereby agrees during the Term of this Agreement not to protest, complain, or take any action, nor recommend or cause any affiliated entity or other entity to protest, complain, or take any action, that is designed to or may delay review or approval of the filing of the Rules and Regulations and tariffs, including the fees, with the RRC or any other governing body, unless such tariff filings are in conflict with the terms of this Agreement.

14.4                        Memorandum of Agreement.  The Parties agree to promptly execute and record a Memorandum of Crude Oil Gathering Agreement substantially in the form of Exhibit D following the execution of this Agreement.

14.5                        Governing Law: Venue and Jurisdiction.  This Agreement shall be construed, enforced, and interpreted according to the laws of the State of Texas, without regard to the conflicts of law rules thereof.  Any action brought in respect of this Agreement must be brought in the state or federal courts sitting in Harris County, Texas

14.6                        Waiver.  No waiver of any breach of this Agreement by a Party shall be held to be a waiver of any other or subsequent breach.

14.7                        Amendments.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

14.8                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.  Facsimile signatures shall be considered binding.

14.9                        Entire Agreement.  This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

14.10                 Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

14.11                 Severability.  If any part of this Agreement is held to be void or unenforceable by any court or under any law, that part shall be deemed stricken and all remaining provisions shall continue to be valid and binding upon the Parties.

14.12                 No Third-Party Beneficiaries.  This Agreement is intended to benefit only the Parties hereto and their respective permitted successors and assigns.

14.13                 Contract Revision.  Notwithstanding anything in this Agreement to the contrary, whether express or implied, the Parties do not intend for this Agreement or any provision of this Agreement to be subject to revision by any Governmental Authority, including the RRC.

14.14                 Future Expansions of the Facilities.  Subject to Gatherer’s rights and obligations under the Rules and Regulations and other Applicable Law, Gatherer shall have the right, at its sole discretion, to expand the capacity of all or parts of the Facilities at any time or from time to time; provided, that no such expansion shall degrade the services provided hereunder.  Gatherer reserves the right to enter into transportation services agreements for the capacity added during any expansion at terms to be determined by Gatherer.  Any such expansion shall not affect the obligations established in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GATHERER		SHIPPER

MONARCH OIL PIPELINE, LLC		JONES ENERGY, LLC

By:	/s/ Terry Klare	By:	/s/ Jonny Jones
Name:	Terry Klare	Name:	Jonny Jones
Title:	President and COO	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED FIRM CRUDE OIL GATHERING AND TRANSPORTATION AGREEMENT]

EXHIBIT A

Dedicated Leasehold (by Section)

“South Lipscomb”, Lipscomb County, Texas

Block 43, H&TC: Sections 61, 64, 65, 67, 68, partial 71, 72, 73, 74, 75, 76, 97, 101, 102, 103, 104, 105, 106, 107, 108, 109, 110, 112, 115, 151, 153, 154, 155, 156, 157, 159, 160, 161, 162, 163, 164, partial 165, 189, 190, 193, 194, partial 196, 198, 200, 204, partial 236, partial 237, 238, 241, 242, partial 244, 248, 252, 255, 259, 271, 272, 282, 285, 286, 287, 288, 289, 324, 328, 329, 331, partial 365, 415, 417, 422, 502

“South Lipscomb”, Hemphill County, Texas

Block 42, H&TC: Sections 61, partial 64, 69, 70, 71, 84, 86, 87, 88, 101 , 104

Block 43, H&TC: Sections 15, 16, partial 17, 25, 26, 27

BS&F Survey: partial in Section 1 and Section 2

Block 1, G&M Survey: Sections 54, 55, 63, 66, 72, 73, n, 78

JF Johnson Survey: Section 1

WO Fisher Survey: Section partial 1

RM Moody Survey: Section 1

JW: Section 2

“Hemphill”, Hemphill County, Texas

Block 41, H&TC: Sections 53, 84, 85, 87, 88, 116, 117, 118, 119, partial 131, 132, 139, 140, 141, partial 142, 163

Block 42, H&TC: Sections 76, 80, 81

Block 1, G&M Survey: Sections 1, 3, 4, 5, 9, 80, 81

Francis, S Survey A-38

James F Survey A-36

Schmidt, H. Survey A-414

EXHIBIT B

Area of Dedication and Area of Mutual Interest

EXHIBIT C-1-A

INITIAL CRPS (BY LOCATION)

BY NOVEMBER 1, 2015

Bailey 271-2H	Waters Ranch 287-2H
Cameron 162-1H	Waters Ranch 287-3H
Cleveland 103-1H	Waters Ranch 287-4H
Cleveland 106-1H	Waters Ranch 287-5H
Cleveland 159-3H	Waters Ranch 289-5H
Garlon Rogers 244-1H	Whitfield Unit 157-3H
Houser 200-1H	Wolfcreek 161-1H
Houser 241-2H	Wolfcreek 161-2H
Houser 241-4H	Wolfcreek 161 3H
Houser 241-5H
Houser 242-3H
Houser 242-4H
Houser 242-5H
Houser 288-2H
Houser 288-3H
Houser 288-4H
Houser 288-5H
LCU 155-1H
LCU 155-3H
Lubbock 155-4H
Lubbock Unit 156-1H
Lubbock Unit 156-2H
Mary Snyder 157-1H
Mary Snyder 157-2H
May 163-1H
Parnell Ranch 165-2H
Parnell Ranch 165-3H
Peery 200-2H
Peery 331 1H
Peery 331 2H
Peery 331-4H
Peery 331-5H
RP Bussard 106-1H
RP Rader 190-4H
RP Rader 190-5H

1

INITIAL CRPs (BY LOCATION)

BY MARCH 31, 2016

Abraham 196-2H (PUD)	Houser 242-4H	Rader Cleveland (SA) 160-1H
Benjamin 112 1H	Houser 242-5H	Rader Cleveland (SA) 160-3H
Bailey 271-2H	Houser 288-2H	Rader Cleveland (SA) 160-4H
Brainard 25-1H	Houser 288-3H	Rader Cleveland (SA) 160-5H
Brainard 25-2H	Houser 288-4H	Rader Cleveland 160-2H
Brainard 25-3H	Houser 288-5H	RP Bussard 106-1H
Brainard 25-4H	Imboden 73-2H	RP Jones Trust 189-1H
Brainard 25-5H	Imboden 73-3H	RP Jones Trust 189-2H
Brainard 26-1H(PUD)	Imboden 73-4H	RP Jones Trust 189-3H
Brainard 26-2H	Imboden 73-5H	RP Jones Trust 189-4H
Brainard 26-3H	Jones Trust 272-3H	RP Rader 190-4H
Brainard 26-4H	Jones Trust 272-4H	RP Rader 190-5H
Brainard 27-2H	Kellin 65-1H	RP Tubb 194-1H
Brainard 27-3H	Kelln 65-2H	RP Tubb 194-4H
Cameron 162-1H	Kelln 65-3H	RP Tubb 194-5H
Cleveland 103-1H	Kelln 65-4H	Snyder 15 2H
Cleveland 103-2H	LCU 155-1H	Snyder 15-4H
Cleveland 103-4H	LCU 155-3H	Snyder 15-5H
Cleveland 103-5H	Lubbock 155-2H	Stanley 280-1H
Cleveland 103-6H	Lubbock 155-4H	Urschell 72-1H
Cleveland 106-1H	Lubbock Unit 156-1H	Urschell 72-5H
Cleveland 108 1H	Lubbock Unit 156-2H	Waters Ranch 287-2H
Cleveland 108 2H	Margie 153-1H	Waters Ranch 287-3H
Cleveland 108 3H(PUD)	Marshall Winston 54-2H	Waters Ranch 287-4H
Cleveland 108 5H(PUD)	Mary Snyder 157-1H	Waters Ranch 287-5H
Cleveland 110 1H	Mary Snyder 157-2H	Waters Ranch 289-5H
Cleveland 159-3H	May 163-1H	Wheat 252-5H
Foster 248-3H	McQuiddy 17-4H	Wheat 255-2H
Foster Unit 248-4H	McQuiddy 64-1H	Whitfield Unit 157-3H
Frances 72 1H	Parnell Ranch 165-2H	Wolfcreek 161-1H
Frances 72-2H	Parnell Ranch 165-3H	Wolfcreek 161-2H
Garlon Rogers 244-1H	Peery 200-2H	Wolfcreek 161 3H
Haugen 72-1H	Peery 331 1H	Wright 75-1H
Haugen 72-2H	Peery 331 2H	Wright 75-2H
Houser 200-1H	Peery 331-4H	Wright 75-3H
Houser 241-1H	Peery 331-5H	Wright 75-4H
Houser 241-2H	Popham 193-1H	Wright 75-5H
Houser 241-4H	Popham 193-4H
Houser 241-5H	Popham Unit 193-2H
Houser 242-1H	Popham Unit 193-3H
Houser 242-2H	Pundt 244-1H
Houser 242-3H

2

EXHIBIT C-1-B

JONES TRUCKED WELLS

Bailey 271-1H
Cleveland 159-1H
Cleveland 159-2H
Foster 248 1H
Houser 288-1H
Lockhart a 36 8HR
Murl Kenyon A 35-3H
Peery 200 1H
Roxie 282-3H
Roxie 282-5H
Roxie 282-6H
RP Rader 190 1H
Sallie Lee 151-1H
Snyder 15-3H
Wheat 252-1H
Wheat 252-2H
Wheat 252-3H
Wheat 252-4H
Wheat 255-1H
Wheat 255-3H

EXHIBIT C-1-C

MONARCH TRUCKED WELLS

Brainard 27-1H	Porter 324 1H
Cleveland 103-3H	Porter 324 2H
Cleveland 107-1H	Porter 324 3H
Cleveland 159-5H	Porter 324 4H
Cleveland 67-1H	Porter 324 5H
Cleveland 68-1H	Rogers Unit 237 1H
Elise 286-3H	Roxie 282-2H
Elise 286-4H	Roxie 282 4H
Elise 286-5H	RP Rader 190-3H
Foster Unit 248-2H	RP Tubb 194-2H
Foster-Foster Unit (SA) 248-1H	Snyder 15-6HT
Hand 16-1H	Waters Ranch 287-1H
Hand 16-2H
Hand 16-3H
Hand 16-4H
Hand 16-5H
Imboden 73-1H
Jones Trust 189-1H
Jones Trust 272-2H
Katy 285-2H
Katy 285-3H
Katy 285-4H
Kelln 365-1H
McQuiddy 17-1H
McQuiddy 17-2H
McQuiddy 17-3H
McQuiddy 17-5HT
Nix 70-1H
Parnell Ranch 165-1H
Peyton Ranch 417-1H
Peyton Ranch 417-2H
Peyton Ranch 417-3H
Peyton Ranch 417-4H
Peyton Ranch 417-5H

Hand 16-1H

EXHIBIT C-1-D

JONES TRUCKED WELLS THAT MAY BE CONNECTED TO THE SYSTEM

Marshall Winston 77-1H
Marshall Winston 78-1H
Nix 71-1H(PUD)
Nix 84-1H
Nix 84-2H
Nix 84-3H
Nix 84-4H
Nix 84-5H
Nix 86-1H
Nix 87-1H
Nix 88-1H

EXHIBIT C-2

Flow Diagram of a Typical CRP Installation

EXHIBIT C-3

Casey Station Flow Diagram

EXHIBIT C-4

Osborn Station Flow Diagram

EXHIBIT D

Form of Memorandum of Agreement

MEMORANDUM OF CRUDE OIL GATHERING AGREEMENT

THIS MEMORANDUM OF CRUDE OIL GATHERING AGREEMENT (this “Memorandum”) is entered into as of the       day of                , 2015 by and between MONARCH OIL PIPELINE, LLC, a Delaware limited liability company (“Monarch”), with a mailing address of 5613 DTC Parkway, Suite 310, Englewood, Colorado 80111, and JONES ENERGY, LLC, a Texas limited liability company (“Jones” or “Shipper”), with a mailing address of 807 Las Cimas Parkway, Suite 350 Austin, TX 78746.  Monarch and Jones are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Monarch and Jones have entered into a Firm Crude Oil Gathering And Transportation Agreement, dated September 26, 2014 (the “Agreement”), pursuant to which Monarch intends to construct (1) a crude oil gathering system, (2) a storage tanking facility and related equipment, and (3) a crude oil transportation system to Plains Pipeline, LP’s Reydon Station located in Roger Mills County, Oklahoma, and the Osborn Station and interconnect with the Valero Piper Station located in Lipscomb County, Texas, which facilities collectively are referred to as the “Pipeline”.

WHEREAS, Shipper holds certain oil and gas leases located in Lipscomb and Hemphill Counties, Texas, that is referred to in the Agreement as an “Area of Dedication” and is further described in Exhibit B to the Agreement as (i) “South Lipscomb” and located in Lipscomb and Hemphill Counties, Texas and a two (2) mile radius surrounding the South Lipscomb Area, and (ii) “Hemphill” and located in Hemphill County, Texas, and a two (2) mile radius surrounding the Hemphill Area, and from which Shipper’s Crude Oil is dedicated to the Agreement.

WHEREAS, Shipper has Crude Oil production from the Area of Dedication that it desires to have gathered and transported by Monarch on and through the Pipeline;

WHEREAS, in exchange for Shipper’s commitment to ship Crude Oil produced from its oil and gas leases in the Area of Dedication for a specified term, Monarch is willing to gather and transport a specified volume of Crude Oil for Shipper for a specified term and at a committed transportation fee on the Pipeline, subject to and upon the terms and conditions of the Agreement.

WHEREAS the Primary Term of the Agreement is ten (10) years from the Commencement Date, with an automatic renewal provision for additional one (1) year Secondary Terms.  Either Party may terminate the Agreement by written Notice to the other Party not less than one (1) year prior to the Primary Term or any renewed, Secondary Term.

WHEREAS, Monarch and the Shipper desire to provide notice of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in the Agreement, Monarch and Jones agree and provide notice as follows:

1.              Recitals; Capitalized Terms.  The foregoing recitals are true and accurate and are incorporated herein by reference to such recitals.  Capitalized terms not defined in this Memorandum have the meaning ascribed to them in the Agreement.

2.              Dedicated Acreage.  To the extent Shipper commits to ship Crude Oil produced from its oil and gas leases for a specified term, such dedication shall mean all of Shipper’s recoverable Crude Oil or Shipper’s Affiliate’s recoverable Crude Oil produced from oil and gas wells located within the Area of Dedication, as set forth in Exhibit B to the Agreement and Attachment A attached hereto, in which Shipper or its Affiliates now or hereafter owns, controls, acquires, and has the right to sell, market (as such marketing rights may change from time to time), or otherwise dispose of and that is not subject to a Prior Dedication as of the Effective Date of the Agreement (or, for subsequently acquired interests within the Area of Dedication, that is not subject to a Prior Dedication as of the date of acquisition), and that is not otherwise released pursuant to the Agreement.

3.              Conflict.  In the event of any conflict between the terms of this Memorandum and the terms of the Agreement, the terms of the Agreement will govern and control.

[The remainder of this page is intentionally blank—signature pages follow.]

Texas RRC No.

EXHIBIT E

Tariff No.     Filed at the RRC

MONARCH OIL PIPELINE, LLC

TEXAS RAILROAD COMMISSION TARIFF

CONTAINING RATES, RULES, AND REGULATIONS

FOR

INTRASTATE GATHERING AND TRANSPORTATION SERVICE

BETWEEN POINTS WITHIN THE STATE OF TEXAS

ON

GATHERING SYSTEM/PIPELINE

EFFECTIVE:                  ,

FILED WITH THE COMMISSION ON:                 ,

Issued by:	Compiled by:

Name:	Name:
Title:	Title:
Entity:	Entity:
Address:	Address:
City, State:	City, State:
[Other Contact info]	[Other Contact info]

Monarch Texas RRC No.

GATHERING AND TRANSPORTATION TARIFF

TABLE OF CONTENTS

1.	DEFINITIONS; RULES OF CONSTRUCTION		1

	1.1.	DEFINITIONS	1
	1.2.	RULES OF CONSTRUCTION	1

2.	GATHERING AND TRANSPORTATION SERVICES		1

	2.1.	DEDICATED FIRM SHIPPER	1
	2.2.	NON-DEDICATED SHIPPER	2
	2.3.	ANNUAL FEE ADJUSTMENTS	3
	2.4.	CRPS AND DELIVERY POINTS	3
	2.5.	VOLUMES	3
	2.6.	SUMMARY TABLE	3

3.	RULES AND REGULATIONS		4

	3.1.	QUALITY SPECIFICATIONS	4
	3.2.	NOMINATIONS	5
	3.3.	INTERRUPTION AND CURTAILMENT	5
	3.4.	PRORATION POLICY	6
	3.5.	PRIORITY CAPACITY	6
	3.6.	IDENTITY OF CRUDE OIL	6
	3.7.	BILLING AND PAYMENT	7
	3.8.	INDEMNITY	7
	3.9.	DISCLAIMER OF DAMAGES	7
	3.10.	FORCE MAJEURE	8
	3.11.	FACILITIES LOSS ALLOWANCE	8
	3.12.	LINE FILL AND TANK FILL	8

Attachment 1.1 (Definitions)

Attachment 2.4 (CRPS and Delivery Points)

i

GATHERING AND TRANSPORTATION TARIFF

The rates published in this tariff (“Tariff”) are for the gathering and transportation of Crude Oil by Monarch Oil Pipeline, LLC (“Carrier”) on the Facilities, subject to the terms, conditions, rules and regulations (“Rules and Regulations”) set forth below to be effective as of             ,     (“Effective Date”).

1.                                                         DEFINITIONS; RULES OF CONSTRUCTION

1.1.                                               Definitions.

As used in this Tariff, terms defined in Attachment 1.1 have the meanings set forth therein.

1.2.                                               Rules of Construction.

Unless the context of this Tariff requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the inclusive meaning of “including without limitation.”  The words “hereof”, “herein”, “hereby”, “hereunder”, and other similar terms of this Tariff refer to this Tariff as a whole and not exclusively to any particular provision of this Tariff.  All pronouns and any variations thereof will be deemed to refer to masculine, feminine, or neuter, singular, or plural, as the identity of the Person or Persons may require.  Unless otherwise expressly provided, any agreement, instrument, or Applicable Law defined or referred to herein means such agreement or instrument or Applicable Law as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Applicable Law) by succession of comparable successor law and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

2.                                                         GATHERING AND TRANSPORTATION SERVICES

2.1.                                               Dedicated Firm Shipper.

2.1.1.                                     Subject to the other terms and conditions of this Tariff, a Shipper may become a “Dedicated Firm Shipper,” if Shipper enters a Gathering and Transportation Agreement (“Dedicated Firm Shipper Agreement”) with Carrier for a primary term of at least 10 years (“Primary Term”) that obligates Shipper to Dedicate all of Shipper’s Crude Oil (as defined below in Section 2.1.2) to Carrier’s existing or future Central Receipt Points (“CRPs”) (either (i) gathering pipeline connections, or (ii) non-pipeline truck deliveries at Carrier’s loading/unloading facilities at locations specified in the Tariff (“LUFs”)).

2.1.2.                                     In order to become Dedicated Firm Shipper, the Shipper must dedicate to Carrier and/or its Affiliates for the term of the Dedicated Firm Shipper Agreement, all of Shipper’s recoverable Crude Oil, or its Affiliates Recoverable Crude Oil produced from oil and gas wells located within an area of at least 30,000 acres in which Shipper or its Affiliates (as of the effective date of the Dedicated Firm Shipper Agreement) owns, controls, acquires, and has the right to sell, market (as such marketing rights may change from time to time), or otherwise dispose of and that

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is not subject to a Prior Dedication at that time (or, for subsequently acquired interests within the Area of Dedication, that is not subject to a Prior Dedication as of the date of acquisition) (“Dedication”).  Shipper’s Crude Oil subject to Shipper’s Dedication shall be delivered by Shipper to Carrier and/or its Affiliates either at the CRPs or at the LUFs where Carrier and/or its Affiliates will receive Shipper’s Crude Oil for its transportation in accordance with the Dedicated Firm Shipper Agreement.

2.1.3.                                     Subject to the terms and conditions of this Tariff and the Dedicated Firm Shipper Agreement, a Dedicated Firm Shipper will have “Firm Capacity Rights” during each Month of the Primary Term to ship 5,000 Barrels per Day of Shipper’s Crude Oil to the Valero Piper Station Delivery Point (unless otherwise provided in the Dedicated Firm Shipper Agreement), with the following adjustments:

(a)                                                    after the first 5 years of the Primary Term, Carrier will adjust the available capacity annually based on 120% of Dedicated Firm Shipper’s deliveries of Barrels of Crude Oil to the Gathering System averaged for the immediate prior calendar year, and

(b)                                                    Carrier will only make an upward adjustment if sufficient firm capacity is available to accommodate such adjustment.

If there is additional available capacity, Dedicated Firm Shipper may also ship nominated excess volumes accepted by Carrier.

2.1.4.                                     For volumes described in Section 2.1.3, Dedicated Firm Shipper will pay Carrier, as applicable:

(a)                                                    a “Gathering Fee” of $2.10 per Barrel for any of Shipper’s Crude Oil that is either (1) delivered to Carrier at a CRP for transportation to the Delivery Point(s), (2) loaded and received by Carrier as truck receipts at any of Shipper’s wells and delivered to Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s), or (3) delivered to Carrier at Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, as truck receipts for transportation to the Delivery Point(s)  from any well that Carrier and Shipper have agreed will be subject to the Gathering Fee described in this Section 2.1.4(a); and

(b)                                                    an “Unloading and Transportation Fee” of $1.00 per Barrel for all Shipper’s Crude Oil delivered to Carrier at Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s) (other than the wells described in Section 2.1.4(a)(3)).

Except that, if Dedicated Firm Shipper elects to receive Priority Capacity under Section 3.5.2 with respect to proration, Shipper shall pay Carrier, as applicable, a fee of either (individually or together, the “Priority Capacity Rate”) (i) $2.11 per Barrel for any of Shipper’s Crude Oil that is either (a) delivered to Carrier at a CRP for transportation to the Delivery Point(s), (b) loaded and received by Carrier

2

as truck receipts at any of Shipper’s wells and delivered to Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s), or (c) delivered to Carrier at Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, as truck receipts for transportation to the Delivery Point(s) from any well that Carrier and Shipper have agreed will be subject to the Priority Capacity Rate described in this Section 2.1.4(i), or (ii) $1.01 per Barrel for all Shipper’s Crude Oil delivered to Carrier at Carrier’s LUFs at the Casey Station or the Osborn Station, as applicable, for transportation to the Delivery Point(s) (other than the wells described in Section 2.1.4(i)(c)).

2.2.                                               Non-Dedicated Shipper.

A Shipper that is not a Dedicated Firm Shipper is a “Non-Dedicated Shipper,” if that Shipper enters a “Non-Dedicated Shipper Agreement” with Carrier to tender Shipper’s Crude Oil at Carrier’s CRP(s) for transport to the Delivery Point(s), subject to Gathering System availability and compliance with the other terms and conditions of this Tariff.  The applicable “Non-Dedicated Shipper Rate” will be determined if and when a Non-Dedicated Shipper requests service under this Tariff.

2.3.                                               Annual Fee Adjustments.

The fees stated in Section 2.1 (for Dedicated Firm Shippers) and Section 2.2 (for Non-Dedicated Shippers) will be adjusted each July 1 (“Annual Adjustment”) in accordance with FERC indexing methodology as described in 18 C.F.R. § 342.3, subject to the following qualifications.

2.3.1.                                     In a given index year (July 1 through June 30), Carrier’s maximum annual fee adjustment shall be the lesser of (a) the generally applicable index adjustment as published by FERC for that given index year and (b) 3%.

2.3.2.                                     In the event that application of the generally applicable index adjustment as published by FERC for a given index year would result in a rate decrease, Carrier shall not be required to decrease its rates by more than 3%.

2.3.3.                                     Any such rate adjustment shall be prorated for the first index year Carrier is in service, by multiplying (i) the lesser of the index adjustment or 3% by (ii) a fraction, the numerator of which is the number of Days between the commencement date under the applicable Shipper Agreement and June 30 of the index year and the denominator of which is 365.  The Gathering Fee, the Unloading and Transportation Fee, and the Priority Capacity Rate shall never be lower than the rate under this Tariff.

2.4.                                               CRPs and Delivery Points.

The initial CRPs and Delivery Points are identified in Attachment 2.4, as may be updated by from time to time.

2.5.                                               Volumes.

Rates will be charged on all volumes received by Carrier at the CRPs.

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2.6.                                               Summary Table.

The following table summarizes the rates published in this Tariff for Crude Oil transport as described in Section 2 of this Tariff, subject to the Rules and Regulations set forth in Section 3.

Dedicated Firm Shippers		Rates/Fees (subject to Annual Adjustment under § 2.3)
From any CRP (other than LUFs)	To any applicable Delivery Point	Gathering Fee of $2.10 per Barrel (or $2.11 per Barrel for Priority Capacity Rate)

From any CRP that is an LUF	To applicable Delivery Point	Unloading and Transportation Fee of $1.00 per Barrel (or $1.01 per Barrel for Priority Capacity Rate)

Non-Dedicated Shippers		Rates/Fees (subject to Annual Adjustment under § 2.3)
From any CRP (other than LUFs)	To any applicable Delivery Point	Non-Dedicated Shipper Rate

From any CRP that is an LUF	To applicable Delivery Point	Non-Dedicated Shipper Rate

3.                                                         RULES AND REGULATIONS

3.1.                                               Quality Specifications.

3.1.1.                                     Shipper’s Crude Oil must be of a quality acceptable to each of the receiving facilities immediately downstream of the Delivery Point(s) (“Receiving Facilities”), in its natural produced state after normal oilfield lease operations and commercially free of dirt, sediment and chemicals foreign to virgin Crude Oil, including, but not limited to, chlorinated and/or oxygenated hydrocarbons, lead and hazardous or industrial wastes.  Notwithstanding the foregoing, Carrier shall have the right, without prejudice to any other remedy available to Carrier, to reject any Crude Oil that fails to meet the Quality Specifications (“out of spec”), even after delivery to Carrier, and to discontinue accepting Shipper’s Crude Oil for so long as such conditions exist.  Any acceptance by Carrier of out of spec Crude Oil in one instance shall not be deemed as a waiver by Carrier to reject out of spec Crude Oil at a later time.  Shipper shall be liable for and shall indemnify Carrier and hold it harmless against all direct costs and Losses (including loss of revenues) incurred by Carrier for damage to Carrier’s Facilities or Third Party Crude Oil

4

caused by Shipper delivering Crude Oil failing to meet the Quality Specifications or for introduction of contaminates into the Gathering System, which may include costs associated with draining the Gathering System facilities, decontaminating the Gathering System facilities, and refilling it with Line Fill and associated loss of revenues.  In addition, Shipper warrants that Shipper’s Crude Oil:

(a)                                                    shall contain less than 0.4% sulfur by weight;

(b)                                                    shall be of an API Gravity not to exceed 60º when corrected to 60º Fahrenheit; and

(c)                                                     shall not contain more than 1% by volume basic sediment and water (“BS&W”) and other impurities, or on an individual basis, water shall not be more than 0.3% by volume and basic sediment shall not be more than 0.7% by volume as determined by the average of the representative samples.  If any of Shipper’s Crude Oil fails to meet the BS&W and Carrier has the facilities to provide treatment service for BS&W, Shipper shall pay Carrier a fee, to be mutually agreed by the parties, and Carrier shall treat Shipper’s Crude Oil to bring it into compliance with the BS&W.

(Collectively, the “Quality Specifications”).

3.1.2.                                     Carrier warrants that the commingled Crude Oil in the Gathering System common stream at the Delivery Point(s) shall not exceed an API Gravity of the lesser of (x) 47.9 or (y) the maximum API gravity requirements of the Receiving Facilities.

3.2.                                               Nominations.

Crude Oil will be transported by Carrier only under a nomination accepted by Carrier.  Any Shipper desiring to nominate Crude Oil for transportation shall make such nomination to Carrier prior to 5 p.m. Central Standard Time/Central Daylight Saving Time, whichever is applicable, on or before the 20th day of the Month preceding the Month during which transportation under the nomination is to begin; except that, if space is available for the current movement, Carrier has the right to accept a nomination of Crude Oil for transportation after the 20th day of the Month preceding the Month during which transportation under the nomination is to begin.  When the 20th day of the Month falls on a weekend or holiday, nominations will be required prior to 5 p.m. Central Standard Time/Central Daylight Saving Time, whichever is applicable, on the immediately preceding workday.  Shippers must submit a separate nomination for each calendar Month.  Each nomination must state the volume of Shipper’s Crude Oil and the Delivery Point(s), and contain other information reasonably required by Carrier.

3.3.                                               Interruption and Curtailment.

3.3.1.                                     Carrier may “Interrupt” or “Curtail”, meaning respectively to stop or reduce transportation service to Shipper and Third Party shippers for such periods of time as it may reasonably require for the purpose of effecting or allowing any repairs, maintenance, replacement, upgrading or other work related to the Facilities, or

5

upstream/downstream facilities in circumstances which do not constitute Force Majeure.

(a)                                                    A “Curtailment” or “Curtailment event” does not include Shipper’s Default or an inability to receive Crude Oil by any entity not an Affiliate of Carrier downstream of the Delivery Point(s) for any reason.

(b)                                                    If such Interruption or Curtailment is due to a planned outage, Carrier shall give Shipper prior notice of such Interruption or Curtailment as soon as reasonably possible.  If such Interruption or Curtailment is unforeseen, Carrier shall give Shipper notice of such Interruption and Curtailment as soon as reasonably possible.  Carrier shall use reasonable commercial efforts to minimize the extent and duration of any Interruption or Curtailment and the impact of such Interruption or Curtailment on the operation of the Facilities.

3.4.                                               Proration Policy.

3.4.1.                                     When Shippers in the aggregate nominate more Crude Oil to Carrier than it can transport, the transportation furnished by Carrier will be prorated among all such Shippers in proportion to the amounts nominated by each, based on the capacity of the Gathering System or any line segment thereof, as applicable (“Proration”).  No nominations will be considered beyond the amount that the Shipper requesting the shipment has readily accessible for shipment.

3.4.2.                                     Notwithstanding the general Proration Policy set forth in Section 3.4.1, in the event of an interruption or curtailment Dedicated Firm Shippers may elect to receive Priority Capacity in accordance with Section 3.5, which will not be subject to the proration methodology set out above.  Such Priority Capacity will not exceed 90% of the available capacity of the pipeline.

3.5.                                               Priority Capacity.

3.5.1.                                     Carrier will follow a Proration policy as set forth in these Rules and Regulations when the amount of Crude Oil nominations properly submitted by all system Shippers exceeds the Gathering System’s capacity for a given Month.  The capacity available for service during the Month of allocation (design capacity less any reduction in capacity because of Interruption and Curtailment or Force Majeure) is the “Prorationed Capacity.”

3.5.2.                                     Carrier will maintain ninety percent (90%) of the Prorationed Capacity for Dedicated Firm Shippers (“Priority Capacity”).  Dedicated Firm Shippers are eligible to make a Priority Capacity election should the Facilities enter into a period of Proration by electing to pay the Priority Capacity Rate set forth in Section 2.6.  In the event that the Prorationed Capacity is less than design capacity (as a result of, for example, Interruption or Curtailment or Force Majeure), the Priority Capacity available for each Dedicated Firm Shipper will be allocated pro rata in accordance with each Dedicated Firm Shipper’s respective committed volume.

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3.6.                                               Identity of Crude Oil.

Crude Oil will be accepted for transportation only on condition that such Crude Oil will be subject to changes in quality and composition while in transit or as may result from unavoidable contamination, and Carrier will not be obligated to make delivery of the identical Crude Oil received for transportation.  Carrier may, therefore, make delivery of Crude Oil out of common stocks of similar Crude Oil on hand at a Delivery Point.

3.7.                                               Billing and Payment.

3.7.1.                                     On or before the 15th Day of the Month, Carrier shall bill Shipper each Month for the Fees for gathering and unloading services provided hereunder during the previous Month.  Payment shall be due within 15 Days of the invoice date.  In the event actual measurements of quantities of Shipper’s Crude Oil are unavailable in any Month of service, Carrier may invoice Shipper based on estimated quantities, which shall be corrected to actual quantities once such actual quantities are available.

3.7.2.                                     Late payments shall accrue interest at the rate of 1.5% per Month, or if such interest rate exceeds the maximum rate allowed by law, then the maximum rate allowed by law will be used.  In the event a payment is late by more than sixty (60) Days, Carrier may withhold from delivery an amount of Crude Oil volumes of equal value (in US Dollars) to the US Dollar amount of the late payment (plus accrued interest) until payment of the late Fees has been made.  Payments received by Carrier from a particular Shipper shall be attributed to the earliest unpaid invoice issued to that Shipper; provided, however, that such payments shall not be attributed to any amounts disputed subject to Section 3.7.3.

3.7.3.                                     If Shipper, in good faith, disputes the amount of any such invoice or any part thereof, Shipper will pay such amount as it concedes to be correct.  If Shipper disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount disputed within 10 Days of the date of such invoice.

3.7.4.                                     All invoices and billings shall be conclusively presumed final and accurate and all associated claims for underpayments or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and documentation, within the 24 Month period following the Month of Crude Oil delivery at the Delivery Point(s).  All retroactive adjustments shall be paid in full by the Party owing payment within 30 Days of Notice substantiating such inaccuracy.

3.8.                                               Indemnity.

Carrier’s and Shipper’s indemnity obligations are set forth in the Shipper Agreement; provided that, in any event, to the extent permitted by Applicable Law, Shipper will indemnify, defend, and hold harmless Carrier from any and all Losses arising from or out of personal injury or property damage attributable to Shipper’s Crude Oil when Shipper shall be deemed to be in control and possession of Shipper’s Crude Oil.  Shipper agrees that its

7

indemnity obligations will be supported by insurance and that such insurance shall not be deemed to be a cap on Shipper’s liability in respect of such indemnity obligations.

3.9.                                               Disclaimer of Damages.

CARRIER’S AND SHIPPER’S LIABILITY OBLIGATIONS ARE SET FORTH IN THE SHIPPER AGREEMENT; PROVIDED THAT, IN ANY EVENT, CARRIER’S LIABILITY HEREUNDER SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY.  SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED .  CARRIER SHALL NOT BE LIABLE HEREUNDER TO THE OTHER PARTY OR ITS AFFILIATES FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS (OTHER THAN DIRECT, ACTUAL LOST PROFITS), OR OTHER BUSINESS INTERRUPTION OR SIMILAR DAMAGES, BY STATUTE, IN TORT, OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE.

3.10.                                        Force Majeure.

If a party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under the Tariff (other than the obligation to make payments of monies due thereunder), then that party shall give prompt written notice of the Force Majeure stating facts supporting such claim of inability to perform.  Thereupon, that party’s obligation to perform shall be suspended during the period it is unable to perform because of the Force Majeure, but for no longer period, and the Tariff shall otherwise remain unaffected.  The party shall use due diligence to remove the cause of Force Majeure, where commercially practicable, with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes, lockouts, or other labor difficulty, when such course is determined inadvisable by the party.

3.11.                                        Facilities Loss Allowance.

Each Shipper shall be allocated the Facilities Loss Allowance on a pro-rata basis to cover all normal course of business losses sustained on the Facilities due to evaporation, measurement, and other losses in transit.

3.12.                                        Line Fill and Tank Fill.

3.12.1.                              Each Shipper must provide its pro rata share of Barrels of Crude Oil for Line Fill and Tank Fill required for operation of the Gathering System, Casey Station, the Osborn Station interconnect and the Valero Piper Station, as applicable.  Each quarter, Carrier will provide an adjustment for each Shipper’s account to properly proration the quantity of Line Fill and Tank Fill among all Shippers on the Gathering System, Casey Station, and the Osborn Station interconnect, as applicable, and to account for any changes to each Shipper’s pro rata share of Barrels of Crude Oil for Line Fill and Tank Fill required for operation of the Gathering System, Casey Station, and the Osborn Station interconnect, as applicable.

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3.12.2.                              Crude Oil furnished for Line Fill and Tank Fill by a Shipper may be withdrawn from the Gathering System only after (i) that Shipper’s Dedicated Firm Shipper Agreement or Non-Dedicated Shipper Agreement (as applicable), has expired or terminated, (ii) that Shipper’s inventory balances have been reconciled between Carrier and Shipper, and (iii) all fees due and payable to Carrier by that Shipper have been fully and finally paid.

3.12.3.                              After satisfaction of the items described in Section 3.12.2, Carrier shall have a reasonable period of time to complete administrative and operational requirements incident to that Shipper’s withdrawal of the Crude Oil.

3.12.4.                              Any losses to Line Fill and/or Tank Fill due to evaporation, measurement or other losses in transit shall be subject to allocation among all Shippers on a pro rata basis but any individual Shipper’s allocation during a Month shall never exceed 0.2%, of that Shipper’s Line Fill or Tank Fill, as applicable.

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The next page of this document is Attachment 1.1]

9

Texas RRC No.

ATTACHMENT 1.1

DEFINITIONS

Terms defined in this Attachment 1.1 will have the meanings set forth in this Attachment.

TERM	DEFINITION
1. Affiliate

Any Person, corporation, partnership, limited partnership, limited liability company, or other legal entity, whether of a similar or dissimilar nature, which (i) controls, either directly or indirectly, a Party, or (ii) is controlled, either directly or indirectly, by such Party, or (iii) is controlled, either directly or indirectly, by a Person or entity which directly or indirectly controls such Party. As used in this definition, “control” means the ownership of (or the right to exercise or direct) 50% or more of the voting rights in the appointment of directors of such entity, or 50% or more of the interests in such entity.

2. Annual Adjustment	As defined in Section 2.3.
3. API	American Petroleum Institute.
4. API Gravity	Gravity determined in accordance with the ASTM International (formerly known as the American Society for Testing and Materials) (“ASTM”) Designation D-287-82 or the latest revision thereof.
5. Applicable Law

With respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, governmental approval, concession, grant, franchise, license, agreement, directive, ruling, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation, construction or administration of any of the foregoing, by any Governmental Authority, in each case as amended.

6. ASME	American Society of Mechanical Engineers.
7. ASTM	ASTM International, formerly known as the American Society for Testing and Materials.

Monarch Texas RRC No.              , Attachment 1.1

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8. Barrel (“bbl”)	42 United States gallons of 231 cubic inches per gallon at a temperature of 60 degrees Fahrenheit.
9. BPD	Barrels per Day.
10. BS&W	Basic sediment, water and other impurities.
11. Business Day	Any Day other than a Saturday, Sunday or other Day on which banks in the State of Texas are permitted or required to close.
12. Carrier	As defined in the first paragraph.
13. Central Receipt Points	The points described in Attachment 2.4.
14. Commission	The Railroad Commission of Texas or any successor agency with jurisdiction.
15. CRPs	As defined in Section 2.1.1.
16. Crude Oil	Naturally occurring, unrefined petroleum product composed of hydrocarbon deposits of varying grades.
17. Curtail	As defined in Section 3.3.1.
18. Curtailment	As defined in Section 3.3.1.
19. Day	A period of 24 consecutive hours commencing at 7:00 A.M. prevailing Central Time.
20. Dedicated Firm Shipper	As defined in Section 2.1.1.
21. Dedicated Firm Shipper Agreement	As defined in Section 2.1.1.
22. Dedication	As defined in Section 2.1.2.

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23.	Delivery Point(s)	The Delivery Points Described in Attachment 2.4.
24.	Effective Date	As defined in the first paragraph.
25.	Facilities

Carrier’s facilities constituting the Gathering System, Casey Station, the Osborn Station, and Carrier’s interconnection facilities with Valero’s facilities at or near the Valero Piper Station in Lipscomb County, Texas.

26.	Facilities Loss Allowance	The Facilities’ actual losses due to evaporation, measurement, or other losses in transit.
27.	Fees	The Gathering Fee, Unloading and Transportation Fee, Priority Capacity Rate, and any other fees described in or authorized by this Tariff.
28.	FERC	Federal Energy Regulatory Commission or its successor agency.
29.	Firm Capacity Rights	As defined in Section 2.1.3.
30.	Force Majeure

Any cause or event not reasonably within the control of the party whose performance is sought to be excused thereby, including (1) acts of God, strikes, lockouts, or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, severe winter weather, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, the Facilities, truck unloading facilities; (2) failure of any parties downstream of the Delivery Point(s) (except for downstream parties that are Affiliates of Carrier) to timely install or provide interconnection or receipt facilities, or other related facilities; (3) floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants, truck unloading facilities, other related facilities, or lines of pipe; (4) the making of repairs or alterations to lines of pipe, the Gathering System, truck unloading facilities, plants or equipment; (5) freezing of wells or lines of pipe; (6) electric power shortages; (7) necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a Governmental Authority having or asserting jurisdiction, unless such necessity arises as a result of Carrier’s or its Affiliates’ failure to comply with any Applicable Law (provided that Carrier shall be permitted to resist in good faith

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the application to it of any such law by all reasonable legal means); (8) inability to obtain necessary permits, rights of way or materials for construction, maintenance or operations provided same were timely and diligently pursued; (9) inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations; and (10) any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension, including any such cause or event occurring with respect to the facilities, services, equipment, goods, supplies or other items necessary to the performance of such party’s obligations hereunder. “Force Majeure” also includes any event of Force Majeure occurring with respect to the facilities or services of either party’s Affiliates or service providers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such party’s obligations hereunder.

31.	Gathering Fee	As defined in Section 2.1.4.
32.	Gathering System

As of the Effective Date: (i) crude oil pipelines and related facilities in Lipscomb and Hemphill Counties, Texas to enable Carrier to gather Crude Oil produced from the South Lipscomb Area at the CRPs to the Casey Station; and (ii) a 4” crude oil pipeline to receive Crude Oil at the Casey Station and deliver it to the Delivery Point(s).

33.	Governmental Authority

Any court, government (federal, tribal, state, local, or foreign), department, political subdivision, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority.

34.	Governmental Authorizations

Any authorization, approval or permit from any national, regional, state, local or municipal government, or any political subdivision, agency, commission or authority thereof (including any maritime authorities, port authority or any quasi-governmental agency) having jurisdiction over a party or its Affiliates, the Facilities or any of the activities contemplated by this Tariff.

35.	Gravity	API Gravity.
36.	Interruption	As defined in Section 3.3.1.
37.	Line Fill and Tank Fill	The static quantity of Crude Oil needed to occupy the physical space within the Facilities required for Facilities operations.

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38.	Losses	All losses, liabilities, damages, claims, demands, fines, penalties, costs, or expenses, including reasonable attorneys’ fees and court costs.
39.	LUFs	As defined in Section 2.1.1.
40.	Month	A calendar month beginning at 12:01 am on the first Day of the calendar month and ending at 12:01 am on the first Day of the next calendar month.
41.	Nomination	A written offer or tender by a Shipper to Carrier of a stated quantity of Crude Petroleum for transportation from a specified CRP to a specified Delivery Point in accordance with this Tariff.
42.	Non-Dedicated Shipper	As defined in Section 2.2.
43.	Non-Dedicated Shipper Agreement	As defined in Section 2.2.
44.	Non-Dedicated Shipper Rate	As defined in Section 2.2.
45.	Person	Any individual, corporation, partnership, limited liability company, other business organization of any kind, association, trust, or governmental entity, agency, or instrumentality.
46.	Primary Term	As defined in Section 2.1.1.
47.	Prior Dedication

Any Crude Oil that has previously been dedicated to a Third Party prior to the effective date of the Dedicated Firm Shipper Agreement (or, for interests subsequently acquired, prior to the date of such acquisition).

48.	Priority Capacity	As defined in Section 3.5.2.
49.	Priority Capacity Rate	As defined in Section 2.1.4.
50.	Prorationed Capacity	As defined in Section 3.5.1.
51.	Proration	As defined in Section 3.4.1.

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52.	Quality Specifications	As defined in Section 3.1.
53.	Receiving Facilities	As defined in Section 3.1.
54.	RRC	The Commission.
55.	Rules and Regulations	As defined in the first paragraph.
56.	Shipper	The Person (and its heirs, successors, and permitted assignees) that executes and takes service from Carrier in accordance with this Tariff.
57.	Shipper Agreement	A Dedicated Firm Shipper Agreement or Non-Dedicated Shipper Agreement, as applicable.
58.	Shipper Crude Oil	Crude Oil delivered by Shipper or its Affiliates to a CRP in accordance with this Tariff.
59.	Tariff	As defined in the first paragraph.
60.	Third Party	Any Person other than Carrier, Shipper, or their respective Affiliates.
61.	Unloading and Transportation Fee	As defined in Section 2.1.4.
62.	Year

Any period consisting of 365 consecutive Days, commencing and ending at 7:00 a.m., prevailing Central Time; provided, that any year which contains the date of February 29 will consist of 366 consecutive Days.

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ATTACHMENT 2.4

CRPS AND DELIVERY POINTS

CRP Name:	Location:
Gathering Pipeline Receipt Points	the inlet flange of Carrier’s Facilities at the receipt points located along the Gathering System for the purpose of receiving Shipper’s Crude Oil.
Casey Station	the inlet flange of Carrier’s LUF at Casey Station
Osborn Station	the inlet flange of Carrier’s LUF at Osborn Station
Other	any other points mutually agreed upon in the future where Carrier receive Shipper’s Crude Oil

Delivery Point Name:	Location:
Valero Piper	the outlet flange of Carrier’s interconnection facilities at or near the Valero Piper Station in Lipscomb County, Texas
Osborn Station	the outlet flange of Carrier’s LUF at Osborn Station in Lipscomb County, Texas
Casey Station	the outlet flange of Carrier’s LUF at Casey Station
Other	any other points mutually agreed upon in the future where Carrier will redeliver Shipper’s Crude Oil

Monarch Texas RRC No.          , Attachment 2.4

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EXHIBIT F

QUALITY BANK POLICY

MONARCH OIL PIPELINE, LLC

QUALITY BANK

(a)                                 General:

The purpose of the Gravity receipt and delivery quality bank (“Quality Bank”) is to mitigate material increases or decreases in each shipper’s respective Crude Oil value due to the commingling of Crude Oil in the Gathering System common stream.  The Quality Bank charges each shipper or pays each shipper dependent on the quality of the Gathering System common stream and the quality of each shipper’s Crude Oil.  Each shipper shall be required, as a condition of Tendering its Crude Oil, to participate in the Quality Bank.

API Gravity shall be the Crude Oil quality parameters used to determine the relative value of each shipper’s Crude Oil receipt and delivery stream in the Quality Bank.  For purposes of calculating the API Gravity of Crude Oil received, Crude Oil entering the Gathering System with an API Gravity of less than 45º shall be deemed to have an API Gravity of 45º.  The adjustment factor for Gravity shall be $0.30 per degree Gravity per Barrel for Crude Oil with an API Gravity less than or equal to 48.0º, $0.32 per degree Gravity per Barrel for Crude oil with an API Gravity that is greater than 48.0º and less than 55.0º, and $0.35 per degree Gravity per barrel for Crude oil with an API Gravity that is greater than or equal to 55.0º.

(b)                                 Calculation of Quality Bank Credits/Debits:

(1)                                 Gravity Receipts:

The weighted average Gravity differential value per Barrel shall be obtained in the following manner:

a.                                      Multiply the Gravity times (x) the Gravity differential values per Barrel times (x) the number of Barrels to which such Gravity differential values are applicable;

b.                                      Sum the Gravity values; and

c.                                       Divide the total of the resultant Gravity differential values in dollars and cents by the total of the applicable Barrels.

Applicable Barrels and Gravities shall be the net Barrels at 60° Fahrenheit (with no deduction for loss allowance) and the Gravities recorded by the Gatherer at the CRPs.

(2)                                 Adjustment between shippers for Gravity shall be computed as follows:

a.                                      Compute the weighted average Gravity differential value per Barrel of the Barrels received from each shipper.

b.                                      Compute the weighted average Gravity differential value per Barrel of the composite common stream receipts.

(i)                                     If the weighted average Gravity differential value per Barrel of a shipper as so determined under Paragraph (b)(2)(a) above shall be greater than the weighted average Gravity differential value per Barrel of Gatherer’s common stream Crude Oil as determined under Paragraph (b)(2)(b), the difference in cents per Barrel shall be calculated and such shipper shall be debited an amount calculated by multiplying said difference in Gravity differential value per Barrel by the Applicable Barrels.

(ii)                                  If the weighted average Gravity differential value per Barrel of a shipper is less than the weighted average Gravity differential value per Barrel of Gatherer’s common stream Crude Oil, the difference shall be calculated as above outlined and such shipper shall be credited for such difference.

(3)                                 Gravity Deliveries:

The weighted average Gravity differential value per Barrel shall be obtained in the following manner:

a.              Multiply the Gravity times (x) the Gravity differential values per Barrel times (x) the number of Barrels to which such Gravity differential values are applicable;

b.              Sum the Gravity values; and

c.               Divide the total of the resultant Gravity differential values in dollars and cents by the total of the applicable Barrels.

Applicable Barrels and Gravities shall be the net Barrels at 60° Fahrenheit (with no deduction for loss allowance) and the Gravities recorded by the Gatherer at the CRPs.

(4)                                 Adjustment between shippers for Gravity shall be computed as follows:

a.              Compute the weighted average Gravity differential value per barrel of the barrels delivered from each shipper.

b.              Compute the weighted average Gravity differential value per Barrel of the composite common stream deliveries.

(i)                                     If the weighted average Gravity differential value per Barrel of a shipper as so determined under Paragraph (b)(4)(a) above shall be Greater than the weighted average Gravity differential value per Barrel of Gatherer’s common stream Crude Oil as determined under Paragraph (b)(4)(b), the difference in cents per Barrel shall be calculated and such shipper shall be credited an amount calculated by multiplying said difference in Gravity differential value per Barrel by the Applicable Barrels.

(ii)                                  If the weighted average Gravity differential value per Barrel of a shipper is less than the weighted average Gravity differential value per Barrel of Gatherer’s common stream Crude Oil, the difference shall be calculated as above outlined and such shipper shall be debited for such difference.

(5) These calculations shall be made for each calendar Month and the algebraic sum of the adjustments for the System shall be zero ± One Dollar.  If a shipper shall have a net debit balance the balance shall be remitted by ACH or Wire Transfer to the clearinghouse within fifteen (15) days from receipt of statement of such debit.  If such shipper shall have a credit, the clearinghouse shall remit the amount thereof after receipt by the clearinghouse of the sums from those shippers having debits as calculated above.

(c)                                  Administration:

All System shippers shall be required to participate in the Quality Bank.  Gatherer shall administer the Quality Bank and shall perform, or cause to be performed, the clearinghouse business of calculating and effecting adjustments using a process of debits, credits and interchange of funds among all shippers on the System.  Gatherer may subcontract any or all of the work associated with administration of the Quality bank, but by doing so Gatherer shall not be relieved of any of its obligations hereunder.

Gatherer shall perform the necessary Quality Bank calculations as soon as the data is available for such Month and promptly issue appropriate credit/debit statements to each shipper.

Gatherer shall be responsible for determining and/or securing the quality of Crude Oil received and delivered from each shipper for transportation in Gatherer’s System.

Gatherer shall administer the Quality Bank, or cause the Quality Bank to be administered, without profit or cost to Gatherer.